As filed with the Securities and Exchange Commission on April 17, 2007
Registration No. 333-138832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 GSC Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	6770	20-5779392
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, NJ 07932
(973) 437-1000
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

Alfred C. Eckert III
Chairman
GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, NJ 07932
(973) 437-1000
Fax: (973) 437-1037
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Deanna L. Kirkpatrick, Esq.		Ann F. Chamberlain, Esq.
Davis Polk & Wardwell		Bingham McCutchen LLP
450 Lexington Avenue		399 Park Avenue
New York, NY 10017		New York, NY 10022
(212) 450-4000		(212) 705-7196
Fax: (212) 450-4800		Fax: (212) 752-5378

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (4)

Units, each consisting of one share of Common Stock,
$0.001 par value, and one Warrant (2)	20,125,000 Units	$ 10.00	$201,250,000	$21,533.75
Common Stock included in the Units (2)	20,125,000 Shares	—	—	—(3)
Warrants included in Units (2)	20,125,000 Warrants	—	—	—(3)

Total			$201,250,000	$21,533.75

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,625,000 Units, consisting of 2,625,000 shares of Common Stock and 2,625,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	$21,533.75 has been previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                       , 2007

     P R O S P E C T U S

$175,000,000

GSC Acquisition Company

17,500,000 Units

     GSC Acquisition Company is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth. To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

     This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.

     We are offering 17,500,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or 13 months from the closing of this offering, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire four years from the date of this prospectus, unless earlier redeemed.

     We have also granted the underwriters a 30-day option to purchase up to 2,625,000 additional units to cover over-allotments, if any.

     GSC Secondary Interest Fund, LLC, a Delaware limited liability company, which we refer to as our founding stockholder, and three of our directors own an aggregate of 4,375,000 initial founder’s shares of our common stock (after giving effect to our recapitalization as defined herein), which were originally purchased by our founding stockholder for a purchase price of $25,000. Our founding stockholder has agreed to purchase 4,000,000 initial founder’s warrants for a purchase price of $4 million concurrently with the closing of this offering. We refer to the initial founder’s shares and initial founder’s warrants, each as defined herein, collectively as the founder’s securities. Our founding stockholder and each such director has agreed (i) to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination, and (ii) to waive any right to receive a liquidation distribution with respect to the initial founder’s shares in the event we fail to consummate an initial business combination. The initial founder’s warrants are identical to the warrants contained in the units being offered in this offering except that they are not redeemable while held by our founding stockholder or its permitted transferees. All of the founder’s securities are subject to certain transfer restrictions.

     Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol “GGA.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols “GGA” and “GGA.WS”, respectively.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$175,000,000
Underwriting discounts and commissions (1)	$0.70	$12,250,000
Proceeds, before expenses, to us	$9.30	$162,750,000

(1)	Includes $0.20 per unit, or $3.5 million in the aggregate ($4.025 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

     The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about             , 2007. Of the proceeds we receive from this offering and the sale of the initial founder’s warrants as described in this prospectus, $9.66 per unit, or $169,050,000 in the aggregate (approximately $9.64 per unit or $193,987,500 if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee.

Citi

     You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

     Until                   , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

     This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “ our company” refer to GSC Acquisition Company, a Delaware corporation. References to “public stockholders” refer to purchasers in this offering or in the secondary market, including any of our officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

     Except as otherwise specified, all information in this prospectus and all per-share information has been adjusted to reflect a recapitalization that was effected on April     , 2007, in which we acquired from our founding stockholder 1,077,343 of our outstanding shares of common stock for retirement and a total of 16,407 of our outstanding shares of common stock from three of our directors, in each case for nominal consideration of $1.00 (the “recapitalization”). This recapitalization was effected to ensure that the shares included in the units being sold to the public in this offering represent approximately 80% of our outstanding share capital following consummation of the offering.

     We are a blank check company organized under the laws of the State of Delaware on October 26, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

     Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

     We will seek to capitalize on the significant investing experience and contacts of our Chairman, Alfred C. Eckert III, and our other executive officers. Mr. Eckert has over 20 years of experience investing in private equity, distressed debt and mezzanine lending. In addition, Peter R. Frank and Matthew C. Kaufman, our Chief Executive Officer and President, respectively, have more than 40 years of total experience in sourcing, evaluating, structuring and negotiating control investments and in owning businesses.

     Mr. Eckert founded GSC Group, which includes our founding stockholder, in 1999 and serves as GSC Group’s Chairman and Chief Executive Officer. GSC Group is a manager of assets in niche markets and complex areas including distressed investing (predominantly control-oriented), corporate credit and real estate. GSC Group has over 170 employees and operates through a number of business entities substantially owned by their management and employees, which collectively do business as GSC Group, including our founding stockholder, GSC Secondary Interest Fund, LLC, and GSCP (NJ), L.P. GSCP (NJ), L.P. is a registered investment advisor with approximately $22.2 billion of assets under management as of December 31, 2006. GSC Group has its headquarters in New Jersey and offices in New York, London and Los Angeles. GSC Group’s senior officers, including our executive officers, and advisors are in many cases long-time colleagues who have worked together extensively at GSC Group and at other institutions, including private equity, distressed debt and investment banking firms.

     GSC Group operates in three main business lines: (i) the Equity and Distressed Investing Group which is comprised of 20 investment professionals who manage approximately $1.3 billion of assets in three control distressed debt funds and a long/short credit strategies hedge fund; (ii) the Corporate Credit Group which is comprised of 28 investment professionals who manage approximately $8.0 billion of assets in leveraged loans, high yield bonds, and mezzanine debt with investments in more than 450 companies; and (iii) the Real Estate Group which is comprised of 18 investment professionals managing $12.9 billion of assets, including a privately-held mortgage REIT, various synthetic and hybrid collateralized debt obligation funds and a structured products hedge fund.

     GSC Group’s over 70 investment professionals will be available to assist us in connection with sourcing an acquisition. Through their various investment activities, GSC Group professionals have an extensive network of private equity sponsor relationships, both in the United States and Europe, having been partners investing side-by-side with other private equity firms in transactions and lenders supporting leveraged buyouts through leveraged loans, subordinated debt and preferred equity investments.

     Since 1999, GSC Group has invested $1.5 billion in 34 control or shared-control situations. We believe we will benefit from the substantial transaction experience of GSC Group’s employees, which will help us analyze, evaluate, structure and execute a business combination. This experience includes active participation on boards of directors, particularly in the areas of financial management, management oversight and compensation, and acquisitions and dispositions. GSC Group principals, including our executive officers, have extensive experience serving on the boards of directors of companies in which GSC Group has had substantial equity positions. GSC Group has a broad network of experienced operational executives and has developed a network of experts in diverse industries as well as those with various functional knowledge. In functional areas, GSC Group has retained executives with specific expertise, such as purchasing, insurance, or sourcing from/operating in China, to further support existing expertise within its portfolio companies. GSC Group maintains active relationships with its portfolio company management teams that can help provide additional insights on a wide variety of companies and industries.

     Our investment philosophy will be based on the proven strategies employed by GSC Group that reflect its value-orientation and investment discipline which are a result of the combination of the private equity and distressed investing experience of its senior officers. We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate stable and predictable cash flow will be a fundamental investment criterion, a factor which has historically attracted GSC Group to manufacturing and service companies. While we will not limit ourselves to a business combination of a company in these areas, it will be an area of attention given our principals’ broad knowledge and expertise owning and growing businesses in those sectors. Below are other criteria and guidelines that we intend to use in evaluating initial business combination opportunities. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet some of these criteria and guidelines:

  Established companies with positive cash flow. We will target established businesses with solid historical financial performance. We will focus on companies with a history of profitability on an operating cash flow basis. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

  Ability for GSC Group to Add Value. We will target businesses where GSC Group can add value by bringing resources to bear over and above a company’s existing capabilities. Often middle market companies lack the depth of expertise across non-core functional areas; however, significant value can be created through more efficient operation in those areas.

  Sound business fundamentals. We will target businesses with dominant market positions, unique franchises, secure market niches or distinctive products or services. This focus on sound business fundamentals supports long-term value creation.

  Experienced management team. We will target businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

  Diversified customer and supplier base. We will target businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

     We have entered into a business opportunity right of first review agreement with GSC Group’s parent company, GSC Group, Inc., which we refer to as “GSCG” in this prospectus, that provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of GSC Group with an enterprise value of $175 million or more that GSC Group first becomes aware of after the effective date. GSC Group will first offer any such business opportunity to us (subject to any fiduciary obligations it may have) and will not, and will cause each other business entity within the GSC Group and each fund and other investment vehicle managed by GSC Group not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release GSC Group to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

  any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies, and companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment.

     While we may seek to acquire more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the underwriters’ over-allotment option is exercised in full). We will only consummate a business combination in which we become the controlling shareholder of the target. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our officers, directors or GSC Group or its affiliates has a financial interest.

     If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement our dissolution and liquidation plan, which we expect will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be $9.66 per share of common stock held by them (or approximately $9.64 per share if the underwriters exercise their over-allotment option).

     Our founding stockholder has agreed with us to purchase 4,000,000 warrants at a price of $1.00 per warrant, prior to the closing of this offering. Our founding stockholder will pay for the initial founder’s warrants in cash from available funds. The purchase of the warrants by our founding stockholder will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into by us with the underwriters. The $4 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $4 million will be part of the liquidating distribution to our public stockholders, and the warrants will expire worthless.

     Our executive offices are located at 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932 and our telephone number is (973) 437-1000.

THE OFFERING

     In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 18 of this prospectus.

Securities offered:	17,500,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation
of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock
and warrants is prohibited until:

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering:	4,375,000 shares

Number to be outstanding after this
offering:

21,875,000 shares

Of the 21,875,000 shares to be outstanding after this offering, 4,375,000 shares (20%) were purchased by our founding stockholder in a private placement on November 7, 2006 (after giving effect to the recapitalization), and 17,500,000 shares (80%) are contained in the units being offered by this prospectus. A total of 65,625 of the 4,375,000 initial founder’s shares (after giving effect to the recapitalization) were subsequently sold by our founding stockholder to three of our directors, Messrs Goodwin, McKinnon and Mueller, in private transactions in reliance on Section 4(1) of the Securities Act.

Warrants:

Number outstanding before this offering:	4,000,000 warrants (after giving effect to the purchase of the initial founder’s warrants to be purchased immediately prior to the offering).

Number to be outstanding after this offering:

21,500,000 warrants

Of the 21,500,000 warrants to be outstanding after this offering, 4,000,000 warrants will be purchased by our founding stockholder in a private placement prior to the closing of this offering and 17,500,000 warrants are contained in the units being offered by this prospectus.

Exercisability:	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

Exercise price:

$7.50. Holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

Exercise period for the warrants included
in the units sold in this offering:	The warrants included in the units sold in this offering will become exercisable on the later of:

•	the completion of our initial business combination, or

•	13 months from the closing of this offering,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is four years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption:	Once the warrants become exercisable, except as described below with respect to the initial founder’s warrants (as defined below), we may redeem the outstanding warrants:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights with the intent of:

•

providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•

providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

Initial founder’s shares:

On November 7, 2006, our founding stockholder purchased 4,375,000 shares of our common stock (after giving effect to the recapitalization), which we refer to as the initial founder’s shares throughout this prospectus, in a private placement for a purchase price of $25,000. A total of 65,625 of the 4,375,000 initial founder’s shares (after giving effect to the recapitalization) were subsequently sold by our founding stockholder to three of our directors, Messrs. Goodwin, McKinnon and Mueller, in private transactions in reliance on Section 4(1) of the Securities Act.

The initial founder’s shares are identical to those included in the units being sold in this offering, except that our founding stockholder and each transferee has agreed:

•

in connection with the stockholder vote required to approve our initial business combination, to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders; and

•	to waive its right to participate in any liquidation distribution with respect to the initial founder’s shares if we fail to consummate an initial business combination.

In addition, our founding stockholder and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. (Any such purchases of stock following this offering are expected to be effected through open market purchases or privately negotiated transactions.) As a result, neither our founding stockholder, nor any of our officers or directors will be able to exercise the conversion rights (as described below) with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the initial founder’s shares will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain their percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Initial Founder’s Warrants:

Our founding stockholder has agreed to purchase 4,000,000 warrants at a price of $1.00 per warrant, prior to the consummation of this offering. We refer to these warrants as the initial founder’s warrants throughout this prospectus. The initial founder’s warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the initial founder’s warrants will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by American Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $4 million purchase price of the initial founder’s warrants will become part of the liquidation distribution to our public stockholders and the initial founder’s warrants will expire worthless.

The initial founder’s warrants are identical to the warrants sold in this offering, except that they will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and the shares of common stock issued upon exercise of such initial founder’s warrants by our founding stockholder or its permitted transferees will not be registered under the Securities Act. However, as set forth below, our founding stockholder and its permitted transferees will have the right to demand registration of the resale of such shares.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the initial founder’s warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, the warrant agreement provides that the initial founder’s warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Transfer restrictions:

Our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have agreed not to sell or transfer the initial founder’s shares for a period of three years from the date we consummate this offering and our founding stockholder has agreed not to sell or transfer the initial founder’s warrants until after we complete our initial business combination, other than to permitted transferees. The permitted transferees will be our officers, directors and employees, and other persons or entities associated with GSC Group, provided that the transferees receiving such securities agree to be subject to the transfer restrictions and, in the case of the initial founder’s shares, waive their right to participate in any liquidation distribution if we fail to consummate an initial business consummation and agree to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination. Any transfer to a permitted transferee will be in a private transaction exempt from registration under the Securities Act pursuant to Section 4(1) thereof. Please see “Principal Stockholders—Transfer Restrictions.”

Registration rights:

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder and Messrs. Goodwin, McKinnon and Mueller granting each of them and their permitted transferees the right to demand that we register the resale of the initial founder’s shares. Also concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder granting it and its permitted transferees the right to demand that we register the resale of the initial founder’s warrants and the shares of common stock issuable upon exercise of the initial founder’s warrants. The registration rights will be exercisable with respect to the shares at any time after the date on which they are no longer subject to the transfer restrictions described above and with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities— Securities Eligible for Future Sale—Registration rights” for more information.

Right of first review:

We have entered into a business opportunity right of first review agreement with GSCG which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of GSC Group with an enterprise value of $175 million or more that GSC Group first becomes aware of after the effective date. GSC Group will first offer any such business opportunity to us (subject to any fiduciary obligations it may have) and will not, and will cause each other business entity within the GSC Group and each fund and other investment vehicle managed by GSC Group not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release GSC Group to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies, and companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment.

Proposed American Stock Exchange symbols for our:

Units: Common stock: Warrants: Offering and initial founder’s warrants private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation:

GGA.U

GGA

GGA.WS

$169,050,000, or $9.66 per unit (or approximately $9.64 per unit or $193,987,500, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the founder’s warrants will be placed in a trust account at JPMorgan Chase Bank, N.A., pursuant to the investment management trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $3.5 million in deferred underwriting discounts and commissions (or $4.025 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the initial founder’s warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $2.5 million on the trust account balance to fund our working capital requirements. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $500,000 of the net proceeds of this offering not held in the trust account.

Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.

Warrant proceeds paid to us:

None of the warrants or initial founder’s warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price for both the warrants and the initial founder’s warrants will be paid directly to us and not placed in the trust account. This could provide an additional source of liquidity for us, although there can be no assurance when the warrants or initial founder’s warrants will be exercised, if at all.

Limited payments to insiders:

There will be no finder’s fees, reimbursements or cash payments made to our founding stockholder, officers, directors, GSC Group or our or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

•	Repayment of advances of up to $700,000 made to us by GSCP (NJ) Holdings, L.P., to cover offering-related and organizational expenses;

•	A payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P., an affiliate of our founding stockholder for office space, secretarial and administrative services; and

•

Reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. Our audit committee will review and approve all payments made to our founding stockholder, officers, directors or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account
at close of initial business combination:

At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who duly exercise their conversion rights (as described below), deferred underwriting discounts and commissions that are equal to 2.0% of the gross proceeds of this offering, or $3.5 million ($4.025 million if the over-allotment option is exercised in full) will be released to the underwriters from the trust account. The balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price – for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities – for general corporate purposes, including for maintenance or expansion of the operations of acquired business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Stockholders must approve our initial
business combination:

We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.

In connection with the stockholder vote required to approve our initial business combination, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have agreed to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder, nor any of our officers and directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Conditions to consummating our initial
business combination:

Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million or $4.025 million if the over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

We will consummate our initial business combination only if a quorum is constituted as described above and, as required by our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the commencement of this offering, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning up to 20% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights as described below. Under the terms of our amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 20% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 20% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no effect on the outcome of the transaction.

Conversion rights for stockholders voting to reject our initial business combination:

If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination with a different target until                    , 2009 [24 months from the date of this prospectus]. Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.5 million on the trust account balance previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per- share conversion price is expected to be $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $0.7 million (assuming conversion of the maximum of 3,499,999 shares of common stock).

Voting against our initial business combination alone will not result in conversion of your shares into a pro rata share of the trust account; to convert your shares, you must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the shareholder vote for a proposed initial business combination.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Dissolution and liquidation if no business
combination:

If we are unable to complete a business combination by                   , 2009 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $500,000 of proceeds held outside the trust account and from the $2.5 million of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our founding stockholder has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $500,000 of proceeds held outside the trust account and from the $2.5 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our founding stockholder has agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have waived their right to participate in any liquidation distribution with respect to the initial founder’s shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial founder’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be $9.66 (or approximately $9.64 per share if the over-allotment option is exercised in full), or $0.34 less than the per-unit offering price of $10.00 (approximately $0.36 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.66 (or approximately $9.64 per share if the over-allotment option is exercised in full).

GSCG and Mr. Eckert, our Chairman, have entered into non-compete agreements with us:

Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, neither GSC Group nor Mr. Eckert, our Chairman, will become affiliated with any other blank check company.

Audit committee to monitor compliance:

Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the initial founder’s warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.5 million or approximately $4.025 million if the over-allotment option is exercised in full) at the time of the initial business combination.

Risks

     We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

     The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2006

	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(303,541)	$166,074,918
Total assets	215,040	166,074,918
Total liabilities	328,459	—
Value of common stock which may be converted to cash
($9.66 per share)(2)	—	33,809,990
Stockholders’ equity	(113,419)	132,264,928

____________

(1) The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $4 million from the sale of the initial founder’s warrants. The “as adjusted” working capital and total assets exclude $3.5 million being held in the trust account ($4.025 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

(2) Assumes no exercise of the over-allotment option. Assuming the over-allotment option is exercised in full, the value of common stock which may be converted to cash is $38,797,490.

     The total assets (as adjusted) amounts, combined with the $3.5 million of deferred underwriting discounts and commissions, include $169,050,000 to be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full), (ii) to the underwriters in the amount of $3.5 million ($4.025 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, we will dissolve and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $2.5 million on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $75,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

     We will not proceed with our initial business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning up to 20% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 3,499,999 shares of common stock (one share less than 20% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of $9.66 (or up to 4,024,999 shares at approximately $9.64 per share if the over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

RISK FACTORS

     An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

     Risks associated with our business

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

     We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $500,000 in proceeds from this offering not held in trust and interest income earned of up to $2.5 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case we would be forced to dissolve and liquidate.

     We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the over-allotment option is exercised in full) within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of GSC Group’s business, executives associated with GSC Group, including Messrs. Eckert, Frank and Kaufman, occasionally receive unsolicited inquiries regarding potential targets. Management of the Company has not and will not respond to any such inquiries, nor will it pursue any potential targets that such unsolicited inquiries, received prior to the completion of the IPO, have disclosed. Further, after completion of the IPO, we will not use information relating to specific target businesses that was known by GSC Group’s investment professionals or any other affiliates prior to the completion of the IPO.

If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

     If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

     No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

     Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, on successful consummation of this offering we will have net tangible assets in excess of $5 million and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact. The SEC has taken the position that we are exempt from Rule 419 under the Securities Act, which is designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

     Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  upon the consummation of this offering, $169,050,000, or $193,987,500 if the underwriters’ over- allotment option is exercised in full (comprising (i) $165,050,000 of the net proceeds of this offering, including $3.5 million of deferred underwriting discounts and commissions (or $189,987,500 if the underwriters’ over-allotment option is exercised in full, including $4.025 million of deferred underwriting discounts and commissions) and (ii) $4 million of the proceeds from the sale of the founder’s warrants) shall be placed into the trust account;

  prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

  we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 20% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights;

  if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;

  if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

  we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

  the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P. for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

  we will not enter into our initial business combination with any entity in which any of our officers, directors or GSC Group or its affiliates has a financial interest.

     Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 20% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full).

     Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.66 (or $9.64 per share if the over-allotment option is exercised in full). Our founding stockholder has agreed that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us or by a prospective business target. However, the agreement entered into by our founding stockholder specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholder, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations as to its status as an accredited investor (as such term is defined in Regulation D under the Securities Act) and that it has sufficient funds available to it to satisfy its obligations to indemnify us, we currently believe that our founding stockholder is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that it would be able to satisfy those obligations.

     In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full) to our public stockholders.

Since we have not yet selected a particular industry or any target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

     We may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business—Effecting a Business Combination.”

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following our dissolution.

     Our amended and restated certificate of incorporation provides that we will continue in existence only until             , 2009 [24 months from the date of this prospectus]. If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our dissolution. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of dissolution and distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

We will depend on the limited funds available outside of the trust account and a portion of the interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

     Of the net proceeds of this offering, $500,000 is available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $2.5 million, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we could seek to borrow funds or raise additional investments from our officers and directors or others to operate, although our officers and directors are under no obligation to advance funds to, or to invest in, us. If we have insufficient funds available, we may be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

     We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

  our obligation to seek shareholder approval of a business combination may materially delay the consummation of a transaction;

  our obligation to convert into cash up to 20% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

We may face significant competition from numerous other companies with a business plan similar to ours seeking to effectuate a business combination.

There are numerous other blank check companies that have recently completed initial public offerings or filed registration statements with the SEC seeking to go public. We believe that as of March 22, 2007, 42 of the blank check companies that completed initial public offerings were seeking targets for an initial business combination, and that 47 blank check companies were in registration and upon completion of their offering will be seeking targets for initial business combinations. While some of these blank check companies have specific industries in which they must complete a business combination, approximately 14 (of which, 7 were in registration as of March 22, 2007) may consummate a business combination in any industry they choose, as in our case. We may therefore be subject to competition from these companies, which will increase demand for potential target companies to combine with in an initial business combination. Further, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are limited attractive targets available to such companies or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We believe that approximately six blank check companies have completed initial public offerings and then dissolved or begun proceedings to dissolve as a result of being unable to complete an initial business combination within the required time. We cannot assure you that we will be able to successfully compete for an attractive business combination or that we will be able to effectuate a business combination within the required 24-month time period. If we are unable to find a suitable target business within such time period, we will be forced to liquidate. We also expect to face significant competition from companies other than blank check companies. See “--Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.”

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

     We believe that the net proceeds of this offering and the private placement of the initial founder’s warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement of the initial founder’s warrants are not sufficient to facilitate a particular business combination because:

  of the size of the target business;

  the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

  we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

     In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

     Even if we do not need additional financing to consummate a business combination, we may require additional capital – in the form of debt, equity, or a combination of both – to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

     Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 156,625,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the initial founder’s warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

  may significantly reduce your equity interest in us;

  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

  may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

     We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

  a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

  an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

  a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

  our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of our initial business combination.”

Our founding stockholder will own approximately 20% of our shares of common stock and may influence certain actions requiring a stockholder vote.

     Our founding stockholder will own approximately 20% of our issued and outstanding shares of common stock (assuming it does not purchase our securities in this offering or in the open market) when this offering is completed. Our founding stockholder and Messrs. Goodwin, McKinnon, and Mueller have agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our founding stockholder and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. Accordingly, shares of common stock owned by our founding stockholder will not have the same voting or conversion rights as our public stockholders with respect to a potential business combination, and neither our founding stockholder, nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

     Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founding stockholder will have considerable influence on the outcome of that election. Accordingly, our founding stockholder will continue to exert control at least until the consummation of the initial business combination. While our founding stockholder does not intend to purchase units in this offering, neither our founding stockholder nor any of its affiliates is prohibited from purchasing units in this offering or our common stock in the aftermarket. If they do so, our founding stockholder and its affiliates will have a greater influence on the vote taken in connection with our initial business combination.

If our current directors remain after our initial business combination they may have conflicts of interest.

     Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. While Messrs. Frank and Kaufman will resign as officers following consummation of our initial business combination, Messrs. Eckert, Frank, Goodwin, Kaufman, McKinnon and Mueller may remain as directors of the combined entity. Since it is possible that a director may remain after a business combination, a director may have a conflict of interest if such director is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.

We may have only limited ability to evaluate the management of the target business.

     We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

     In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

We may compete with investment vehicles of GSC Group for access to GSC Group.

     GSC Group has sponsored and currently manages various investment vehicles, and may in the future sponsor or manage additional investment vehicles which, in each case, could result in us competing for access to the benefits that we expect our relationship with GSC Group to provide to us.

Upon completion of our initial business combination we may compete with one or more businesses in which GSC Group, its affiliates and/or our management have an interest, which could result in a conflict of interest that may adversely affect us.

     GSC Group entities, including our founding stockholder, acquire, hold and sell investments in businesses across a broad range of industries on behalf of managed funds and other investment vehicles. Upon completion of our initial business combination, if consummated, we may compete with one or more of these businesses in which GSC Group or its affiliates have an investment or other pecuniary interest, resulting in conflicts of interest. Conflicts of interest may also arise where our directors or other members of our management have affiliations with our competitors. In the case of any such conflicts, your interests may differ from those of the GSC Group entity or individual with the conflict, as such entity or individual may have a greater economic interest in our competitor than in us, or may believe that our competitor has better prospects than us. In such event, that entity or individual may devote more resources, including time and attention, to our competitor than to us, which may adversely affect our operations and financial condition and, ultimately, the value of your investment in us.

We expect to rely upon our access to GSC Group investment professionals in completing an initial business combination.

     We expect that we will depend, to a significant extent, on our access to the investment professionals of GSC Group and the information and deal flow generated by GSC Group’s investment professionals in the course of their investment and portfolio management activities to identify and complete our initial business combination. Consequently, the departure of a significant number of the investment professionals of GSC Group could have a material adverse effect on our ability to consummate an initial business combination.

Members of our management team and our directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

     Although GSCG and Mr. Eckert, our Chairman, have entered into non-compete agreements with us providing that until the earlier of our initial business combination or our liquidation, neither GSC Group nor Mr. Eckert will become affiliated with any other blank check company, other members of our management and our directors may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. As a result, members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with GSCG which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of GSC Group with an enterprise value of $175 million or more that GSC Group first becomes aware of after the effective date (other than any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies, and companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment), due to those existing and future affiliations, members of our management team and our directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, members of our management team may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

     Moreover, members of our management team are not obligated to expend a specific number of hours per week or month on our affairs. For a complete discussion of our management team’s business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors and Executive Officers,” “Management—Conflicts of Interest” and “Certain Transactions.” We cannot assure you that these conflicts will be resolved in our favor.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

     We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 20% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Interest income from the trust account may not be sufficient to pay for dissolution and liquidation of the trust.

     We expect that all costs and expenses associated with implementing any plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $500,000 of proceeds held outside the trust account and from the $2.5 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with implementing any plan of distribution, to the extent that there was any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we could request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. There can be no assurance that any such additional interest will be available, or if available, will be sufficient to cover the costs of our dissolution. While our founding stockholder has agreed to reimburse us for certain costs in such a case, such reimbursement excludes special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Because the initial founder’s shares will not participate in liquidation distributions by us, our founding stockholder, directors and our management team may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

     Holders of the initial founder’s shares have waived their right to receive distributions with respect to the initial founder’s shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our founding stockholder will be worthless if we do not consummate our initial business combination. Since Messrs. Eckert, Frank and Kaufman have an ownership interest in GSC Group and consequently an indirect ownership interest in us and Messrs. Goodwin, McKinnon and Mueller have a direct ownership interest in us, they may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

     Unless we consummate our initial business combination, our officers and directors and GSC Group and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2.5 million that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors or GSC Group or its affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination with the proceeds of this offering and the private placement of the initial founder’s warrants, meaning our operations will depend on a single business.

     The net proceeds from this offering and the sale of the initial founder’s warrants will provide us with approximately $165,550,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the private placement of the initial founder’s warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required subsequently to take write downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

     In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

     The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. The fact that our founding stockholder acquired the initial founder’s shares at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our founding stockholder acquired 4,375,000 initial founder’s shares (after giving effect to the recapitalization) for a purchase price of $25,000, equivalent to a per-share price of approximately $.006. A total of 65,625 (after giving effect to the recapitalization) of the 4,375,000 initial founder’s shares were subsequently sold by our founding stockholder to three of our directors, Messrs. Goodwin, McKinnon and Mueller, in private transactions. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 28%, or $2.80 per share (the difference between the pro forma net tangible book value per share after this offering of $7.20, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

     The units being sold in this offering include warrants to purchase 17,500,000 shares of common stock (or 20,125,000 shares of common stock if the over-allotment option is exercised in full). We will also sell to our founding stockholder warrants to purchase an aggregate of 4,000,000 shares of our common stock, prior to the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our founding stockholder and Messrs. Goodwin, McKinnon and Mueller may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

     Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller can demand that we register the resale of the initial founder’s shares and our founding stockholder can demand that we register the initial founder’s warrants and the shares of common stock issuable upon exercise of the initial founder’s warrants. The registration rights will be exercisable with respect to the initial founder’s shares at any time after the date on which the relevant securities are no longer subject to transfer restrictions, and with respect to the warrants and the underlying shares of common stock after the warrants become exercisable by their terms. We will bear the cost of registering these securities. If our founding stockholder and Messrs. Goodwin, McKinnon and Mueller exercise their registration rights in full, there will be an additional 4,375,000 shares of common stock and up to 4,000,000 shares of common stock issuable on exercise of the warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our founding stockholder or Messrs. Goodwin, McKinnon or Mueller are registered.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

     U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income and Estate Tax Consequences” for more detailed information.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

     There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

     If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

  register as an investment company;

  adopt a specific form of corporate structure; and

  report, maintain records and adhere to voting, proxy, disclosure and other requirements.

     We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in “government securities” and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States or otherwise meeting certain requirements of the Investment Company Act. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

The loss of Mr. Eckert could adversely affect our ability to complete our initial business combination.

     Our ability to consummate a business combination is dependent to a large degree upon Mr. Eckert. We believe that our success depends on his continued service to us, at least until we have consummated a business combination. As Chairman and Chief Executive Officer of GSC Group, Mr. Eckert has incentives to remain with us. Nevertheless, we do not have an employment agreement with him, or key-man insurance on his life. He may choose to devote his time to other affairs, or may become unavailable to us for reasons beyond his control, such as death or disability. The unexpected loss of his services for any reason could have a detrimental effect on us.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

     No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

     We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

     If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

  a limited availability for market quotations for our securities;

  reduced liquidity with respect to our securities;

  a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

  limited amount of news and analyst coverage for our company; and

  a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

The determination of the offering price of our units is arbitrary.

     Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

     The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

     If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

  tariffs and trade barriers;

  regulations related to customs and import/export matters;

  tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

  cultural and language differences;

  foreign exchange controls;

  crime, strikes, riots, civil disturbances, terrorist attacks and wars;

  deterioration of political relations with the United States; and

  new or more extensive environmental regulation.

Foreign currency fluctuations could adversely affect our business and financial results.

     In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

     The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million or $4.025 million if the over-allotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

  ability to complete our initial business combination;

  success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

  officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

  potential ability to obtain additional financing to complete a business combination;

  pool of prospective target businesses;

  the ability of our officers and directors to generate a number of potential investment opportunities;

  potential change in control if we acquire one or more target businesses for stock;

  our public securities’ potential liquidity and trading;

  listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

  use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

  financial performance following this offering.

     The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

     The net proceeds of this offering, together with our founding stockholder’s $4 million investment in the founder’s warrants that will be held in the trust account, will be used as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised

Offering gross proceeds	$175,000,000	$201,250,000
Initial founder’s warrants	4,000,000	4,000,000

Total gross proceeds	$179,000,000	$205,250,000

Offering expenses(1)
Underwriting discount (7.0% of offering gross proceeds)(2)	$12,250,000	$14,087,500
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	60,000	60,000
Miscellaneous expenses	76,121	76,121
Accounting fees and expenses	51,720	51,720
SEC registration fee	21,534	21,534
NASD registration fee	20,625	20,625
American Stock Exchange fees	70,000	70,000

Total offering expenses	$12,950,000	$14,787,500

Proceeds after offering expenses	$166,050,000	$190,462,500

Net proceeds not held in trust account	$500,000	$500,000

Net proceeds held in trust account	$165,550,000	$189,962,500
Deferred underwriting discounts and commissions held in trust account(2)	$3,500,000	$4,025,000

Total held in trust account(2)	$169,050,000	$193,987,500

	Amount	Percent of net proceeds not in trust and interest income earned on the trust account

Use of net proceeds not held in the trust account and up to $2.5 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements
Payment to GSCP (NJ) Holdings, L.P. for office space, administrative and
support services (approximately $7,500 per month for up to two years)	$180,000	6.0%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations,
brokers’ retainer fees, consulting fees and finder’s fees)	$2,820,000	94.0%

Total	$3,000,000	100.0%

(1)	A portion of the offering expenses have been paid from advances we received from GSCP (NJ) Holdings, L.P. as described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(2)	The amount of underwriting discount and the amount held in the trust account include $3.5 million (or $4.025 million if the over-allotment option is exercised in full) that will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

     A total of approximately $169,050,000 (or approximately $193,987,500 if the underwriters’ over-allotment option is exercised in full), including $165,550,000 of the net proceeds from this offering and the sale of the initial founder’s warrants (or $189,962,500 if the underwriters’ over-allotment option is exercised in full) and $3.5 million (or $4.025 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase Bank, N.A., with American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us (as described in more detail below), the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million (or $4.025 million if the over-allotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price – for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities – for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

     We have allocated $500,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $2.5 million of interest may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $2.5 million. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek additional capital from third parties. In such event, we might seek loans or additional investments from our officers or directors or other third parties. However, our officers and directors are under no obligation to advance funds to us or to invest in us.

     We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and GSC Group professionals, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors and GSC Group and its employees will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and GSCP (NJ) Holdings, L.P. will be entitled to receive payments of an aggregate of $7,500 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our officers, directors, GSC Group or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

     In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

     We believe that amounts not held in trust as well as the interest income of up to $2.5 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $2.5 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

     As of April 16, 2007, GSCP (NJ), L.P., on behalf of GSCP (NJ) Holdings, L.P., had advanced on our behalf a total of $102,867, which amount was used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. This advance is non-interest bearing and unsecured and is due at the earlier of December 31, 2007, or the consummation of this offering. The advance will be repaid out of the proceeds of this offering not being placed in the trust account. These advances are made by GSCP (NJ) Holdings, L.P. because it regularly advances funds to our founding stockholder in connection with its cash requirements. GSCP (NJ) Holdings, L.P. is the sole owner and sole member of our founding stockholder.

     We have agreed to pay GSCP (NJ) Holdings, L.P., an affiliate of our founding stockholder, a total of $7,500 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

     To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” (as such term is defined in the Investment Company Act) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

     A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation. Should there be no such interest available or should those funds still not be sufficient, our founding stockholder has agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

     On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

DIVIDEND POLICY

     We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future.

DILUTION

     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

     At December 31, 2006, our net tangible book value was a deficiency of ($303,541), or approximately $(0.07) per share of common stock (after giving effect to the recapitalization). After giving effect to the sale of 17,500,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 3,499,999 shares of common stock which may be converted into cash) at December 31, 2006, would have been $132,264,928, or approximately $7.20 per share, representing an immediate increase in net tangible book value of approximately $7.27 per share to the holders of the founder’s shares, and an immediate dilution of approximately $2.80 per share, or 28%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $33,809,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 20% of the aggregate number of the shares sold in this offering (minus one share) at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $2.5 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.07)
Increase attributable to new investors	$7.27

Pro forma net tangible book value after this offering		$7.20

Dilution to new investors		$(2.80)

     The following table sets forth information with respect to our founding stockholder and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage

Founding stockholder	4,375,000	20%	$25,000.014%		$0.006
New investors	17,500,000	80%	175,000,000	99.986%	10.00

Total	21,875,000	100%	$175,025,000	100%

     The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and the sale of the initial founder’s warrants	$(303,541)
Net proceeds from this offering and the sale of the initial founder’s warrants (adjusted for
$138,337 of expenses recognized for the period ending 12/31/06)	166,188,337
Organizational and offering costs paid in advance and excluded from tangible book value
before this offering	190,122
Less: proceeds held in the trust account subject to conversion to cash	(33,809,990)

$132,264,928

Denominator:
Shares of common stock outstanding prior to the offering	4,375,000
Shares of common stock included in the units offered in this offering	17,500,000
Less: shares subject to conversion	(3,499,999)

18,375,001

CAPITALIZATION

     The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the sale of our units and the initial founder’s warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2006

	Actual	As Adjusted

Deferred underwriting discounts and commissions	$—	$3,500,000
Common stock, -0- and 3,499,999 shares which are subject to possible
conversion at conversion value(1)	$—	$33,809,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none
issued or outstanding	$0	$0

Common stock, $0.001 par value, 200,000,000 shares authorized;
4,375,000 shares issued and outstanding; 18,375,001 shares issued and outstanding (excluding 3,499,999 shares subject to possible
conversion), as adjusted	$4,375	$18,375
Additional paid-in capital(2)	20,625	128,384,972
Founder’s warrants	0	4,000,000
Accumulated deficit	(138,419)	(138,419)

Total stockholders’ equity	$(113,419)	$132,264,928

Total capitalization	$(113,419)	$169,574,918

(1)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 20% of the aggregate number of shares sold in this offering (minus one share) at a per- share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

(2)	Excludes $3.5 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We are a blank check company organized under the laws of the State of Delaware on October 26, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  may significantly reduce the equity interest of our stockholders;

  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

  may adversely affect prevailing market prices for our common stock.

     Similarly, if we issue debt securities, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

  our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

  our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

     Results of Operations and Known Trends or Future Events

     We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

     Liquidity and Capital Resources

     Our liquidity needs have been satisfied to date through the receipt of $25,000 in stock subscriptions from our founding stockholder and advances from GSCP (NJ) Holdings, L.P. as described more fully below.

     We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $12,250,000, or $14,087,500 if the underwriters’ over-allotment option is exercised in full, together with $4,000,000 from our founding stockholder’s investment in the initial founder’s warrants that will be held in the trust account, will be approximately $166,050,000 (or $190,462,500 if the underwriters’ over-allotment option is exercised in full). Of this amount, $165,550,000 (or $189,962,500 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $500,000, in either case, will not be held in the trust. An additional amount equal to 2.0% of the gross proceeds of this offering, or $3.5 million ($4.025 million, if the underwriters’ over-allotment option is exercised in full), will also be held in the trust account and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

     We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $2.5 million on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services;

  approximately $2,820,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees).

     We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $2.5 million on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

     Controls and Procedures

     We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

  staffing for financial, accounting and external reporting areas, including segregation of duties;

  reconciliation of accounts;

  proper recording of expenses and liabilities in the period to which they relate;

  evidence of internal review and approval of accounting transactions;

  documentation of processes, assumptions and conclusions underlying significant estimates; and

  documentation of accounting policies and procedures.

     Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

     Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

     Quantitative and Qualitative Disclosures about Market Risk

     The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

     Related Party Transactions

     As of April 16, 2007, GSCP (NJ) Holdings, L.P. had advanced on our behalf a total of $102,867 for the payment of offering-related and organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of December 31, 2007, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account. These advances are made by GSCP (NJ) Holdings, L.P. because it regularly advances funds to our founding stockholder in connection with its cash requirements. GSCP (NJ) Holdings, L.P. is the sole owner and sole member of our founding stockholder. See also “Certain Transactions” for information on these advances.

     We have agreed to pay GSCP (NJ) Holdings, L.P. a monthly fee of $7,500 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

     Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

     As of April 16, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

     Introduction

     We are a blank check company organized under the laws of the State of Delaware on October 26, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” Our initial business combination will result in the acquisition of a majority interest in the target. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

     Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

     We will seek to capitalize on the significant investing experience and contacts of our Chairman, Alfred C. Eckert III, and our other executive officers. Mr. Eckert has over 20 years of experience investing in private equity, distressed debt and mezzanine lending. In addition, Peter R. Frank and Matthew C. Kaufman, our Chief Executive Officer and President, respectively, have more than 40 years of total experience in sourcing, evaluating, structuring and negotiating control investments and in owning businesses.

     Mr. Eckert founded GSC Group, which includes our founding stockholder, in 1999 and serves as GSC Group’s Chairman and Chief Executive Officer. GSC Group is a manager of assets in niche markets and complex areas including distressed investing (predominantly control-oriented), corporate credit and real estate. GSC Group has over 170 employees and operates through a number of business entities substantially owned by their management and employees, which collectively do business as GSC Group, including our founding stockholder, GSC Secondary Interest Fund, LLC, and GSCP (NJ), L.P. GSCP (NJ), L.P. is a registered investment advisor with approximately $22.2 billion of assets under management as of December 31, 2006. GSC Group has its headquarters in New Jersey and offices in New York, London and Los Angeles. GSC Group’s senior officers, including our executive officers, and advisors are in many cases long-time colleagues who have worked together extensively at GSC Group and at other institutions, including private equity, distressed debt and investment banking firms.

     GSC Group operates in three main business lines: (i) the Equity and Distressed Investing Group which is comprised of 20 investment professionals who manage approximately $1.3 billion of assets in three control distressed debt funds and a long/short credit strategies hedge fund; (ii) the Corporate Credit Group which is comprised of 28 investment professionals who manage approximately $8.0 billion of assets in leveraged loans, high yield bonds, and mezzanine debt with investments in more than 450 companies; and (iii) the Real Estate Group which is comprised of 18 investment professionals managing $12.9 billion of assets, including a privately-held mortgage REIT, various synthetic and hybrid CDO funds and a structured products hedge fund.

     GSC Group’s over 70 investment professionals will be available to assist us in connection with sourcing an acquisition. Through their various investment activities, GSC Group professionals have an extensive network of private equity sponsor relationships, both in the United States and Europe, having been partners investing side-by-side with other private equity firms in transactions and lenders supporting leveraged buyouts through leveraged loans, subordinated debt and preferred equity investments. We believe that employees of GSC Group will be motivated to locate a target for us because substantially all employees of GSC Group own stock or options of GSCG, the ultimate parent of our founding stockholder. We believe that the stock and options held by substantially all employees of GSC Group are sufficient to motivate those employees to facilitate our efforts in sourcing a target for our initial business combination as such ownership aligns their interests with those of GSC Group. Employees of GSC Group will not be granted any other awards or incentives, such as a finder’s fee, for their efforts to facilitate our efforts in sourcing a target for our initial business combination.

     Since 1999, GSC Group has invested $1.5 billion in 34 control or shared-control situations. (Control or shared-control represents the level of control of GSC Group-managed funds through equity ownership, board representation, and/or creditors’ committee representation. Control denotes situations where (a) pre-reorganization, GSC Group-managed funds own a majority of a class of securities; or (b) post-reorganization, GSC Group-managed funds control a majority of the board and/or the equity. Shared-control denotes situations where GSC Group-managed funds represent collectively one of the two largest holders of a class of securities and through its position on an official and unofficial creditors’ committee leads or co-leads a restructuring.) We believe we will benefit from the substantial transaction experience of GSC Group’s employees, which will help us analyze, evaluate, structure and execute a business combination. This experience includes active participation on boards of directors, particularly in the areas of financial management, management oversight and compensation, and acquisitions and dispositions. GSC Group principals, including our executive officers, have extensive experience serving on the boards of directors of companies in which GSC Group has had substantial equity positions. GSC Group has a broad network of experienced operational executives and has developed a network of experts in diverse industries as well as those with various functional knowledge. In functional areas, GSC Group has retained executives with specific expertise, such as purchasing, insurance, or sourcing from/operating in China, to further support existing expertise within its portfolio companies. GSC Group maintains active relationships with its portfolio company management teams that can help provide additional insights on a wide variety of companies and industries.

     Our investment philosophy will be based on the proven strategies employed by GSC Group that reflect its value-orientation and investment discipline which are a result of the combination of the private equity and distressed investing experience of its senior officers. GSC Group (i) focuses on companies generating significant free cash flow on an operating basis; (ii) invests in companies that maintain a competitive edge in a well-defined market or niche for which it believes there is a compelling vision and business strategy; (iii) maintains discipline with respect to purchase price which is typically manifested in enterprise value as a multiple of operating free cash flow; and (iv) analyzes businesses based on long-term value creation that can be achieved. GSC Group performs substantial due diligence on a target’s business risks and opportunities and proactively seeks the advice of its network of operating executives to gain proprietary insights.

     We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate stable and predictable cash flow will be a fundamental investment criterion, a factor which has historically attracted GSC Group to manufacturing and service companies. While we will not limit ourselves to a business combination of a company in these areas, it will be an area of attention given our principals’ broad knowledge and expertise owning and growing businesses in those sectors. Below are other criteria and guidelines that we intend to use in evaluating initial business combination opportunities. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet some of these criteria and guidelines:

  Established companies with positive cash flow. We will target established businesses with solid historical financial performance. We will focus on companies with a history of profitability on an operating cash flow basis. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

  Ability for GSC Group to Add Value. We will target businesses where GSC Group can add value by bringing resources to bear over and above a company’s existing capabilities. Often middle market companies lack the depth of expertise across non-core functional areas; however, significant value can be created through more efficient operation in those areas.

  Sound business fundamentals. We will target businesses with dominant market positions, unique franchises, secure market niches or distinctive products or services. This focus on sound business fundamentals supports long-term value creation.

  Experienced management team. We will target businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

  Diversified customer and supplier base. We will target businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

     GSC Group

     We expect to benefit from our access to GSC Group. GSC Group operates in three main business lines:

     Equity and Distressed Investing Group

     GSC Group’s Equity and Distressed Investing Group is comprised of 20 investment professionals who manage three control distressed debt funds and a long/short credit strategies hedge fund.

     Control Distressed Debt

     GSC Group’s Control Distressed Debt Group seeks to acquire control or shared-control equity positions in middle market companies by purchasing debt securities of companies that it believes are operationally sound, but are overburdened with high levels of debt. GSC Group seeks to restore the companies’ balance sheets to health through bankruptcy or consensual financial restructuring. The acquired debt securities often are converted into new “restructured” equity at a cost basis that GSC Group believes represents attractive acquisition valuations. Post restructuring, GSC Group seeks to further enhance value through direct investment and strategic and financial value optimization initiatives. This group is comprised of 16 investment professionals and has approximately $1.2 billion of assets under management as of December 31, 2006.

     Since 1999 through December 31, 2006, the Control Distressed Debt Group has invested $2.2 billion in 90 distressed debt opportunities. Of this, $1.5 billion across 34 investments has been in control or shared-control situations. The Control Distressed Debt Group’s selective investment process is characterized by extensive business and financial analysis. Historically, this group has reviewed approximately 100-125 investment opportunities per year and have analyzed approximately 10 opportunities for every investment made.

     Credit Strategies Hedge Fund

     GSC Group’s long/short credit strategies hedge fund invests in distressed, stressed, capital arbitrage, industry arbitrage, and quality assets. The fund is comprised of four investment professionals and has approximately $92 million of assets under management as of December 31, 2006.

     Corporate Credit Group

     GSC Group’s Corporate Credit Group is comprised of 28 investment professionals who manage assets in CDO funds in both the U.S. and Europe, and two mezzanine lending funds in Europe. This group maintains significant relationships in both the U.S. and European financial sponsor communities having made loans and other investments in support of hundreds of leveraged buyouts, recapitalizations, and growth financings. In addition, this group has done extensive analysis of hundreds of companies across a diverse range of industries, which will assist us in evaluating the attractiveness of target companies.

     Collateralized Corporate Debt

     GSC Group’s Collateralized Corporate Debt Group is comprised of 20 investment professionals who manage leveraged loans, high yield bonds, mezzanine debt, and derivative products. This group has $6.7 billion of assets under management as of December 31, 2006, including investments in over 450 companies.

     The Collateralized Corporate Debt Group currently manages its assets within CDO funds. These CDO funds invest primarily in middle market loans, broadly syndicated U.S. and European loans, high-yield bonds and U.S. mezzanine debt. They manage these assets within CDO funds to take advantage of the difference between the investment grade borrowing costs of the CDO funds and the higher yielding returns on the underlying investments in corporate debt securities.

     Corporate Mezzanine Lending

     GSC Group’s Corporate Mezzanine Lending Group, located in London, provides mezzanine lending in the form of subordinated debt and preferred equity to support financial sponsors, corporations and others seeking to finance leveraged buyouts, strategic acquisitions, growth strategies or recapitalizations in Europe. This group, which includes eight investment professionals, manages two funds and has over $1.3 billion of assets under management as of December 31, 2006. Since 2000 through December 31, 2006, this group has made 51 investments across 14 jurisdictions, 18 industries and 30 sponsors.

     Real Estate Group

     GSC Group’s Real Estate Group is comprised of 18 investment professionals who manage a privately-held mortgage real estate investment trust (REIT), various synthetic and hybrid CDO funds and a structured products hedge fund.

     Structured Finance

     GSC Group’s Structured Finance Group invests in a full range of asset-backed securities, commercial mortgage-backed securities, and mortgage-backed securities, offering funds, CDO funds and separate accounts tailored to the risk preferences of its investors. This group, which includes 15 investment professionals, has approximately $12.9 billion of assets under management as of December 31, 2006.

     Real Estate Investment Trust (REIT)

     GSC Group sponsors an externally managed REIT called GSC Capital Corp. GSC Capital Corp. invests a substantial majority of its portfolio in real estate related investments. Other investments include bank loans, ABS and leverage finance instruments.

     Competitive Strengths

     We believe that we have the following competitive strengths:

  Experienced management.

  Alfred C. Eckert III, our Chairman, has over 20 years of experience investing in private equity, distressed debt and mezzanine lending. Mr. Eckert began his career at Goldman, Sachs & Co., where he was elected as a Partner in 1984. He founded the firm’s Leveraged Buyout Department in 1983 and had senior responsibility for it until 1991. He was Chairman of the Commitments and Credit Committees from 1990 to 1991 and co-head of the Merchant Bank from 1989 to 1991. Mr. Eckert was also the Co-Chairman of the firm’s Investment Committee from its inception in 1986 until 1991. In addition to Mr. Eckert our other board members are Peter R. Frank and Matthew C. Kaufman. Mr. Frank joined GSC Group in May 2001 and is a Senior Managing Director in the Equity and Distressed Investing Group. He currently serves as GSC Group’s Senior Operating Executive. Prior to that, Mr. Frank was the Chief Executive Officer of Ten Hoeve Bros., Inc., an industrial distributor. For over 30 years, Mr. Frank has been an owner, officer or director of companies in distribution, manufacturing, publishing and real estate. Mr. Frank began his career at Goldman, Sachs & Co. Mr. Kaufman joined GSC Group at its inception in 1999 and is a Senior Managing Director in the Equity and Distressed Investing Group. He currently has day-to-day responsibility for the management of GSC Group’s portfolio of controlled companies and selected equity investments. Additionally, Mr. Kaufman structures and oversees the provision of cross portfolio initiatives and services. Mr. Kaufman has over 10 years of experience evaluating, structuring and negotiating both control and non-control equity and debt investments. Prior to GSC Group, Mr. Kaufman was with Greenwich Street Capital Partners,

  NextWave Telecom, Inc., The Blackstone Group, and Bear Stearns & Co. Inc. In addition to the members of our management, we will also have access to GSC Group’s Board of Advisors, consisting of former Chairmen and CEO’s of both public and private companies and former Wall Street executives.

  Access to GSC Group’s investment platform.

  GSC Group has a long history of strong performance across a broad range of asset classes and sectors. The senior investment professionals of GSC Group have extensive experience investing in distressed debt, high-yield bonds, mezzanine debt and private equity. GSC Group manages approximately $22.2 billion of assets as of December 31, 2006. We will have access to the broad capabilities of GSC Group and its senior management team.

  Established deal sourcing network.

  We will be well positioned to source a business combination as a result of our access to GSC Group’s extensive infrastructure, which includes four offices in the United States and Europe and over 70 investment professionals, including 16 Senior Managing Directors. We intend to capitalize on the diverse deal-sourcing opportunities in both the U.S. and Europe that we believe GSC Group will bring to us as a result of its investment experience, track record and extensive network of contacts including financial sponsors, executives of public and private companies, merger and acquisition advisory firms, investment banks, capital markets desks, lenders and other financial intermediaries and sponsors. Beyond the relationships of GSC Group senior management and investment staff, both the corporate credit and mezzanine lending groups maintain significant relationships in the financial sponsor community, having made loans and other investments in support of hundreds of leveraged buyouts, recapitalizations, and growth financings.

  GSC Group’s over 70 investment professionals will be available to assist us in connection with sourcing an acquisition. The individuals most actively involved will be those in the Equity and Distressed Investing Group and the Corporate Credit Group.

  Disciplined investment process.

  In identifying potential target businesses, we will apply GSC Group’s rigorous and consistent investment process. This includes analysis of: (i) the acquisition multiple; (ii) historic and projected financials; (iii) the key drivers of revenues and the balance between unit volume and pricing factors; (iv) key cost components, including raw materials, labor, overhead, insurance, etc.; (v) capital expenditures; (vi) working capital needs; (vii) micro and macroeconomic trends that impact the business and the industry; (viii) the business’s products and its sales channels; (ix) qualitative analysis of company management; (x) the competitive dynamics of the industry and the target company’s position; (xi) input from third-party consultants; and (xii) a range of other factors germane to a given opportunity.

  Post-acquisition value creation.

  We will have access to GSC Group professionals who have extensive experience serving on the boards of companies in which GSC Group has substantial equity positions.

  GSC Group has a network of experts in various industries that may be retained. GSC Group has also created portfolio programs and aggregated various categories of expenses. These include, among others, (i) property and casualty insurance; (ii) healthcare and benefits; (iii) direct and indirect materials (i.e. purchasing); (iv) real estate management and utilization; (v) 401k and pension plan administration; (vi) human resources management; and (vii) expansion to China.

  Portfolio programs seek both to identify and capitalize on opportunities within individual companies and to realize synergies across GSC Group’s portfolio of controlled companies. For example, the direct and indirect materials program has achieved both of these goals in assisting these companies in reducing procurement costs. Various other strategies, including consolidated purchasing among companies, strategic negotiations, and reverse auctions have also been successfully applied. Similarly, the healthcare and benefits portfolio program examines the benefit plans of these companies to find opportunities to improve benefits and lower costs at each company.

  Several GSC Group portfolio companies have evaluated moving sourcing and manufacturing to China in an effort to lower costs and expand their markets served. GSC Group has a dedicated third-party consulting team located in China to advise portfolio companies on all aspects of sourcing in China including identifying Chinese suppliers and building manufacturing facilities in China. GSC Group has worked with these consultants in the completion of three greenfield manufacturing facilities in China where the consultants’ work included interfacing with the Chinese authorities, building the physical facility, and forming a local management team.

  Experience with middle market companies.

  We expect to benefit from GSC Group’s experience, which has historically been focused on investments in private middle market companies. We will use GSC Group’s extensive network of relationships with investment professionals, bankers, private equity firms and others focused on private middle market companies to attract well-positioned prospective business combinations. The various groups within GSC Group oversee a portfolio of investments in more than 450 companies, most of which are middle-market, maintain an extensive network of relationships and possess valuable insights into industry trends.

  Access to GSC Group’s infrastructure.

  GSC Group has over 170 employees, including over 70 investment professionals, who will be available to support our operations. This includes access to GSC Group’s finance and administration function which addresses legal, compliance, and operational matters.

  We will also have the benefit of the experience of GSC Group’s senior professionals and members of its Board of Advisors, many of whom have served on public and private company boards and/or have served in other senior management roles. We believe that this experience will be valuable to us.

     GSC Group Senior Management

     The following members of GSC Group senior management will be involved in helping us to source, analyze and execute a business combination.

     Robert F. Cummings, Jr., Senior Managing Director and Chairman of GSC Group Risk & Conflicts Committee and Valuation Committee; Member of Management Committee of GSC Group—Mr. Cummings joined GSC Group in 2002. For the prior 28 years, Mr. Cummings was with Goldman, Sachs & Co., where he was a member of the Corporate Finance Department, advising corporate clients on financing, mergers and acquisitions, and strategic financial issues. Mr. Cummings was named a Partner of Goldman, Sachs & Co., in 1986. Mr. Cummings retired in 1998 and was retained as an Advisory Director by Goldman, Sachs & Co. to work with certain clients on a variety of banking matters. Mr. Cummings is a director of ATSI Holdings, GSC Capital Corp., Precision Partners Inc., RR Donnelley and Sons Co., Corning Inc., Viasystems Group Inc., and a member of the Board of Trustees of Union College. Mr. Cummings graduated from Union College with a B.A. degree and from the University of Chicago with a M.B.A. degree.

     Alfred C. Eckert III, Chairman and Chief Executive Officer of GSC Group; Member of Management Committee of GSC Group—Mr. Eckert has served as Chairman of our Board of Directors since November 2006. Mr. Eckert founded GSC Group in 1999. Prior to that, Mr. Eckert was Chairman and Chief Executive Officer of Greenwich Street Capital Partners which he co-founded in 1994. Mr. Eckert was previously with Goldman, Sachs & Co. from 1973 to 1991, where he was elected as a Partner in 1984. Mr. Eckert founded the firm’s Leveraged Buyout

Department in 1983 and had senior management responsibility for it until 1991. He was Chairman of the Commitments and Credit Committees from 1990 to 1991 and co-head of the Merchant Bank from 1989 to 1991. Mr. Eckert was also the Co-Chairman of the firm’s Investment Committee from its inception in 1986 until 1991. Mr. Eckert is a director of The Willow School and is Vice Chairman of the Kennedy Center Corporate Fund Board. Mr. Eckert graduated from Northwestern University with a B.S. degree in Engineering and graduated with highest distinction as a Baker Scholar from the Harvard Graduate School of Business Administration with a M.B.A. degree.

     Peter R. Frank, Senior Managing Director, Equity and Distressed Investing Group; Senior Operating Executive of GSC Group—Mr. Frank has served as our Chief Executive Officer and a member of our Board of Directors since November 2006. Mr. Frank joined GSC Group in May 2001 and has served as a Senior Operating Executive since 2005. Mr. Frank was appointed Chairman of Atlantic Express, Inc. in 2003 and served as its Chief Restructuring Officer from 2002 to 2003. Prior to that, Mr. Frank was the Chief Executive Officer of Ten Hoeve Bros., Inc. For over 30 years, Mr. Frank has been an owner, officer or director of companies in distribution, manufacturing, publishing and real estate. Mr. Frank began his career at Goldman, Sachs & Co. Mr. Frank is Chairman of the Board of Atlantic Express Transportation Group Inc., Scovill Fasteners, Inc., Worldtex, Inc., and a director of K-R Automation Corporation and Northstar Travel Media, LLC. Mr. Frank graduated from the University of Michigan with a B.S.E.E. degree, and from the Harvard Graduate School of Business Administration with a M.B.A. degree.

     Robert A. Hamwee, Senior Managing Director of GSC Group, Head of Equity and Distressed Investing Group; Member of Management Committee of GSC Group—Mr. Hamwee joined GSC Group at its inception in 1999. Mr. Hamwee currently manages the day-to-day activities of the Equity and Distressed Investing Group. Mr. Hamwee was a Managing Director at Greenwich Street Capital Partners from 1994 to 1999. Prior to that, Mr. Hamwee was with The Blackstone Group from 1992 to 1994, where he worked on a wide range of assignments in the Restructuring and Merchant Banking Departments. Mr. Hamwee is Chairman of the Board of APW Ltd. and ATSI Holdings, and a director of Precision Partners and Viasystems Group, Inc. He graduated Phi Beta Kappa from the University of Michigan with a B.B.A. degree in Finance and Accounting.

     Richard M. Hayden, Vice Chairman of GSC Group, Head of Corporate Credit Group; Member of Management Committee of GSC Group—Mr. Hayden joined GSC Group in 2000 and is currently a Vice Chairman of GSC Group and head of the Corporate Credit Group. Mr. Hayden was previously with Goldman, Sachs & Co. from 1969 until 1999 and was elected a Partner in 1980. Mr. Hayden transferred to London in 1992, where he was a Managing Director and the Deputy Chairman of Goldman, Sachs & Co. International Ltd., responsible for all European investment banking activities. Mr. Hayden was also Chairman of the Credit Committee from 1991 to 1996, a member of the firm’s Commitment Committee from 1990 to 1995, a member of the firm’s Partnership Committee from 1997 to 1998 and a member of the Goldman, Sachs & Co. International Executive Committee from 1995 to 1998. In 1998, Mr. Hayden retired from Goldman, Sachs & Co. and was retained as an Advisory Director to consult in the Principal Investment Area. Mr. Hayden is a non-executive director of COFRA Holdings, AG and Deutsche Boerse AG. Mr. Hayden is also a member of The Wharton Business School International Advisory Board. Mr. Hayden graduated magna cum laude and Phi Beta Kappa from Georgetown University with a B.A. degree in Economics, and graduated from The Wharton School with a M.B.A. degree.

     Thomas V. lnglesby, Senior Managing Director of GSC Group, Corporate Credit Group—Mr. Inglesby is the Chief Executive Officer of GSC Investment LLC. Mr. Inglesby joined GSC Group at its inception in 1999. He has senior responsibility for GSC Group’s U.S. Collateralized Corporate Debt business and joint responsibility for the European Collateralized Corporate Debt business. From 1997 to 1999, Mr. Inglesby was a Managing Director at Greenwich Street Capital Partners. Prior to that, Mr. Inglesby was a Managing Director with Harbour Group in St. Louis, Missouri, an investment firm specializing in the acquisition of manufacturing companies in fragmented industries. In 1986, Mr. Inglesby joined PaineWebber and was a Vice President in the Merchant Banking department from 1989 to 1990. Mr. Inglesby graduated with honors from the University of Maryland with a B.S. degree in Accounting, from the University of Virginia School of Law with a J.D. degree and from the Darden Graduate School of Business Administration with a M.B.A. degree.

     Matthew C. Kaufman, Senior Managing Director of GSC Group, Equity and Distressed Investing Group—Mr. Kaufman has served as our President and a member of our Board of Directors since November 2006. Mr. Kaufman joined GSC Group at its inception in 1999. Mr. Kaufman currently has day-to-day responsibility for the management of GSC Group’s portfolio of controlled companies and selected equity investments. Additionally, Mr. Kaufman structures and oversees the provision of cross portfolio initiatives and services. Prior to that, Mr. Kaufman was a Managing Director at Greenwich Street Capital Partners from 1997 to 1999. Mr. Kaufman was Director of Corporate Finance with NextWave Telecom, Inc from 1996 to 1997. From 1994 to 1996, Mr. Kaufman was with The Blackstone Group, in the Merchant Banking and Mergers and Acquisitions Departments, and from 1993 to 1994 was with Bear, Stearns & Co. Inc. working primarily in the Mergers & Acquisitions department. Mr. Kaufman is Chairman of the Board of Aeromet Holdings Inc. and a director of Atlantic Express Transportation Group Inc., Burke Industries, Inc., Day International Group, Inc., Dukes Place Holdings Limited, Safety-Kleen Corp., Seaton Insurance Company, Stonewall Insurance Company and Worldtex, Inc. Mr. Kaufman graduated from the University of Michigan with a B.B.A. degree and a M.A.C.C. degree.

     Thomas J. Libassi, Senior Managing Director of GSC Group, Equity and Distressed Investing Group—Mr. Libassi joined GSC Group in 2000. Mr. Libassi specializes in the sourcing, evaluating and execution of distressed debt transactions. Prior to that, Mr. Libassi was Senior Vice President and Portfolio Manager at Mitchell Hutchins, a subsidiary of PaineWebber Inc. where he was responsible for managing approximately $1.2 billion of high-yield assets for the Paine Webber Mutual Funds. In 1998, Mr. Libassi developed and launched the approximate $550 million Managed High Yield Plus Fund, a leveraged closed-end fund that was ranked number one by Lipper in its category in 1999. From 1986 to 1994, Mr. Libassi was a Vice President and Portfolio Manager at Keystone Custodian Funds, Inc., with portfolio management responsibilities for three diverse institutional high-yield accounts with $250 million in assets. Mr. Libassi is a director of DTN Holding Company, LLC, Outsourcing Services Group and Scovill Fasteners, Inc. Mr. Libassi graduated from Connecticut College, with a B.A. degree in Economics and Government, and from The Wharton School with a M.B.A. degree.

     Michael R. Lynch, Senior Managing Director of GSC Group and Chairman of the Strategic Initiatives Committee—Mr. Lynch joined GSC Group in 2006. He is a member of the investment committee for GSC European Mezzanine Funds and serves as Chairman of the Strategic Initiatives Committee. Prior to 2005, he was a managing director of Goldman, Sachs & Co. and a member of that firm's Investment Banking Division. Mr. Lynch joined Goldman, Sachs & Co. in 1976 and became a Partner in 1986. He is a member of the board of directors of Williams-Sonoma, Inc. and is also a trustee of Rice University in Houston, the Clark Art Institute in Williamstown, Massachusetts and the Glyndebourne Arts Trust in Lewes, East Sussex, England. Mr. Lynch is also a member of the board of directors of Good Shepherd Services, a New York-based social services agency. Mr. Lynch graduated from Rice University with a B.A. degree in Chemical Engineering and Behavioral Science and from the University of Texas with a M.B.A. degree.

     Robert M. Paine, Senior Managing Director of GSC Group, Equity and Distressed Investing Group—Mr. Paine joined GSC Group in 2006. Prior to his current position with GSC Group, Mr. Paine was the Portfolio Manager for a distressed debt portfolio that included leveraged loans, high-yield bonds, and emerging equities at Stanfield Capital Partners from 2002 to 2005. Prior to joining Stanfield, Mr. Paine was at Putnam Investments for 15 years. At Putnam, Mr. Paine was responsible for managing over $1 billion of distressed assets. From 1995 to 1999, Mr. Paine served as a Portfolio Manager within Putnam’s High Yield Group, overseeing more than $5 billion of assets. Mr. Paine began his finance career at Putnam Investments as an Analyst in the firm’s High Yield Group. Mr. Paine graduated from Boston University with a B.S. degree in Business Administration and a M.B.A. degree.

     Christine K. Vanden Beukel, Senior Managing Director of GSC Group, Corporate Credit Group—Ms. Vanden Beukel joined GSC Group at its inception in 1999. Ms. Vanden Beukel manages the day-to-day operations of GSC’s European investment activities. Prior to that, Ms. Vanden Beukel was a Managing Director with Greenwich Street Capital Partners from 1994 to 1999. Ms. Vanden Beukel was with Smith Barney Inc. from 1992 to 1994 as an Analyst in the Restructuring and Mergers and Acquisitions Groups, where she worked on a variety of advisory and financing transactions. Ms. Vanden Beukel graduated cum laude from Dartmouth College with an A.B. Degree in Government and Economics.

     Andrew J. Wagner, Senior Managing Director of GSC Group and Chief Financial Officer of GSC Group; Member of Management Committee of GSC Group—Mr. Wagner joined GSC Group in 2000 and oversees the Finance and Administration departments. From 1995 to 2000, Mr. Wagner was a General Partner and Chief Financial Officer of RFE Investment Partners, a private equity investment firm located in Connecticut. In addition to being responsible for the financial reporting of the RFE funds, Mr. Wagner was a Director of several RFE portfolio companies. Before joining RFE, Mr. Wagner was the Partner in charge of the Arthur Andersen LLP tax practice in Stamford, Connecticut. Mr. Wagner graduated from the University of Connecticut with a B.S. degree in Accounting.

     Joseph H. Wender, Senior Managing Director of GSC Group, Real Estate Group; Chairman of Finance Committee of GSC Group; Member of Management Committee of GSC Group—Mr. Wender joined GSC Group in 2005. He currently is head of the Real Estate Group. Prior to this, he began with Goldman, Sachs & Co. in 1971 and became a General Partner in 1982, where he headed the Financial Institutions Group for over a decade. Mr. Wender is Chairman of the Board of GSC Capital Corp. and is a director of Affinity Financial, First Coastal Bancshares, Isis Pharmaceuticals and Vintrust. Mr. Wender is also a director of a number of not-for-profit institutions, including the Actors’ Fund, The Joffrey Ballet and the St. Helena Hospital. Mr. Wender graduated from Northwestern University with a B.S.B.A. degree and graduated with highest distinction as a Baker Scholar from the Harvard Graduate School of Business Administration with a M.B.A. degree.

     Effecting a Business Combination

     General

     We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the initial founder’s warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

     We have not identified a target business

     We do not have any specific initial business combination under consideration or contemplation and neither we nor any related party, have, directly or indirectly, nor has anyone on our or any such party’s behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of GSC Group’s business, executives associated with GSC Group, including Messrs. Eckert, Frank and Kaufman, occasionally receive unsolicited inquiries regarding potential targets. Management of the Company has not and will not respond to any such inquiries, nor will it pursue any potential targets that such unsolicited inquiries received prior to the completion of the IPO have disclosed. Further, after completion of the IPO, we will not use information relating to specific target businesses that was known by GSC Group’s investment professionals or any other affiliates prior to the completion of the IPO. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

     Sources of target businesses

     We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors and GSC Group. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to GSC Group professionals will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention.

     We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they or we are affiliated, including GSC Group, any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of advances of up to $700,000 made to us by GSCP (NJ) Holdings, L.P. to cover offering-related and organizational expenses; (ii) payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P. for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, none of our officers or directors or any entity with which they are affiliated, including GSC Group, will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination. Our audit committee will review and approve all payments made to our officers, directors, GSC Group or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

     Selection of a target business and structuring of a business combination

     Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will only consummate a business combination in which we become the controlling shareholder of the target. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our officers, directors or GSC Group or its affiliates has a financial interest.

     In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

  financial condition and results of operations;

  growth potential;

  brand recognition and potential;

  experience and skill of management and availability of additional personnel;

  capital requirements;

  stage of development of the business and its products or services;

  existing distribution arrangements and the potential for expansion;

  degree of current or potential market acceptance of the products or services;

  proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

  impact of regulation on the business;

  seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

  costs associated with effecting the business combination;

  industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates;

  degree to which GSC Group’s investment professionals have investment experience and have had success in the target business’s industry;

  ability for GSC Group to add value post business combination; and

  macro competitive dynamics in the industry within which each company competes.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

     The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and GSC Group investment professionals. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

     Fair market value of target business or businesses and determination of offering amount

     The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

     In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the initial founder’s warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.5 million or approximately $4.025 million if the over-allotment option is exercised in full) at the time of the initial business combination.

     In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million, or $4.025 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million or $4.025 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

     Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million or $4.025 million if the over-allotment option is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion. If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, the board will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority shareholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

     Lack of business diversification

     While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

     A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

     Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

     If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

     Limited ability to evaluate the target business’s management

     We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

     Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

     Opportunity for stockholder approval of business combination

     Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to permit our continued corporate existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if the required number of shares are voted in favor of both the initial business combination and the amendment to extend our corporate life. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from consummation of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

     In connection with the stockholder vote required to approve our initial business combination, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have agreed to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder, nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. We will proceed with our initial business combination only if a quorum is present at the stockholders’ meeting and, as required by our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the commencement of this offering, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and stockholders owning up to 20% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights. Under the terms of the Company’s amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of the Company’s stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 20% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 20% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

     Conversion rights

     At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $2.5 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be $9.66 (or approximately $9.64 per share if the over-allotment option is exercised in full), or $0.34 less than the per-unit offering price of $10.00 (approximately $0.36 less if the over-allotment is exercised in full). A public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our initial business combination and our initial business combination is approved and completed. The specific procedures for conversion in connection with a shareholder vote for a proposed initial business combination will be set forth in the proxy statement relating to such vote. If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We will convert the shares of common stock held by those stockholders who validly elect conversion into cash at the conversion price on the closing date of the initial business combination. Public stockholders who obtained their stock in the form of units and who subsequently convert their stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

     In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

     We expect the initial conversion price to be $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

     If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until                       , 2009 [24 months from the date of this prospectus]. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

     Liquidation if no business combination

     Our amended and restated certificate of incorporation provides that we will continue in existence only until                          , 2009 [24 months from the date of this prospectus]. If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

     If we are unable to complete a business combination by                   , 2009 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

     Section 278 provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

     We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $500,000 of proceeds held outside the trust account and from the $2.5 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our founding stockholder has agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

     Our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have waived their right to participate in any liquidation distribution with respect to the initial founder’s shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

     If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the initial founder’s investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be $9.66 (or approximately $9.64 per share if the over-allotment option is exercised in full), or $0.34 less than the per-unit offering price of $10.00 (approximately $0.36 less if the over-allotment is exercised in full).

     The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.66 (or approximately $9.64 per share if the over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

     Our founding stockholder has agreed that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our founding stockholder specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholder, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on the representation as to its accredited investor status (as such term is defined in Regulation D under the Securities Act) and that it has sufficient funds available to it to satisfy its obligations to indemnify us, we currently believe that our founding stockholder is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that it would be able to satisfy those obligations.

     Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders shares prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

     If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.66 per share (or approximately $9.64 per share if the over-allotment option is exercised in full) to our public stockholders.

     A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business combination by                   , 2009 [24 months from the date of this prospectus] or if the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $2.5 million to fund our working capital requirements.

     Certificate of Incorporation

     Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

  upon the consummation of this offering, $169,050,000, or $193,987,500 if the underwriters’ over-allotment option is exercised in full (comprising (i) $165,050,000 of the net proceeds of this offering, including $3.5 million of deferred underwriting discounts and commissions (or $189,987,500 if the underwriters’ over-allotment option is exercised in full, including $4.025 million of deferred underwriting discounts and commissions) and (ii) $4 million of the proceeds from the sale of the founder’s warrants) shall be placed into the trust account;

  prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

  we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning not less than 20% of the shares (minus one share) sold in this offering have been given the opportunity to vote against the business combination and exercise their conversion rights;

  if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of the initial business combination;

  if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

  we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

  the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P. for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

  we will not enter into our initial business combination with any entity in which any of our officers, directors or GSC Group or its affiliates has a financial interest.

     Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 20% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

     The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$169,050,000 of the proceeds of this offering and the founder’s warrant purchase including $3.5 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company.

$146,475,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $169,050,000 in trust will be invested only in treasury bills issued by the United States government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $2.5 million that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.

Limitation on fair value or net assets of target business

The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts of $3.5 million) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.

Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities—Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of our initial business combination or 13 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more

	before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of up to $2.5 million previously released to us to fund our working capital requirements. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.	than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

If we are unable to complete a business combination by             , 2009 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $2.5 million on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

     Competition

     In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

  our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

  our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

  our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

  the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $3.5 million (or $4.025 million if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

     Facilities

     Our executive offices are currently located at 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932. The cost for this space is included in the $7,500 per-month fee described above that GSCP (NJ) Holdings, L.P., an affiliate of our founding stockholder charges us for general and administrative services. We believe, based on rents and fees for similar services in the New Jersey area that the fee charged by GSCP (NJ) Holdings, L.P. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

     Employees

     We currently have two officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

     Periodic Reporting and Financial Information

     We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

     We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

     We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

     Legal Proceedings

     There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT

     Directors and Executive Officers

     Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Alfred C. Eckert III	58	Chairman of the Board of Directors
Peter R. Frank	59	Chief Executive Officer
Matthew C. Kaufman	36	President
James K. Goodwin	60	Director
Richard A. McKinnon	66	Director
Edward A. Mueller	59	Director

     Alfred C. Eckert III, Chairman. Mr. Eckert has served as Chairman of our Board of Directors since November 2006. Mr. Eckert founded GSC Group in 1999 and currently serves as its Chairman and Chief Executive Officer. Prior to that, Mr. Eckert was Chairman and Chief Executive Officer of Greenwich Street Capital Partners which he co-founded in 1994. Mr. Eckert was previously with Goldman, Sachs & Co. from 1973 to 1991, where he was elected as a Partner in 1984. Mr. Eckert founded the firm’s Leveraged Buyout Department in 1983 and had senior management responsibility for it until 1991. He was Chairman of the Commitments and Credit Committees from 1990 to 1991 and co-head of the Merchant Bank from 1989 to 1991. Mr. Eckert was also the Co-Chairman of the firm’s Investment Committee from its inception in 1986 until 1991. Mr. Eckert is a director of The Willow School and is Vice Chairman of the Kennedy Center Corporate Fund Board. Mr. Eckert is also on the Board of the Metropolitan Opera in New York. Mr. Eckert graduated from Northwestern University with a B.S. degree in Engineering and graduated with highest distinction as a Baker Scholar from the Harvard Graduate School of Business Administration with a M.B.A. degree.

     Peter R. Frank, Chief Executive Officer. Mr. Frank has served as our Chief Executive Officer and a member of our Board of Directors since November 2006. Mr. Frank joined GSC Group in May 2001 and has served as a Senior Operating Executive since 2005 and is a former member of the GSC Group Board of Advisors. Mr. Frank was appointed Chairman of Atlantic Express, Inc. in 2003 and served as its Chief Restructuring Officer from 2002 to 2003. Prior to that, Mr. Frank was the Chief Executive Officer of Ten Hoeve Bros., Inc. For over 30 years, Mr. Frank has been an owner, officer or director of companies in distribution, manufacturing, publishing and real estate. Mr. Frank began his career at Goldman, Sachs & Co. Mr. Frank is Chairman of the Board of Atlantic Express Transportation Group, Scovill Fasteners, Inc., Worldtex, Inc., and a director of K-R Automation and Northstar Travel Media, LLC. Mr. Frank graduated from the University of Michigan with a B.S.E.E. degree, and from the Harvard Graduate School of Business Administration with a M.B.A. degree.

     Matthew C. Kaufman, President. Mr. Kaufman has served as our President and a member of our Board of Directors since November 2006. Mr. Kaufman joined GSC Group at its inception in 1999. Mr. Kaufman currently has day-to-day responsibility for the management of GSC Group’s portfolio of controlled companies and selected equity investments. Additionally, Mr. Kaufman structures and oversees the provision of cross portfolio initiatives and services. Prior to that, Mr. Kaufman was a Managing Director at Greenwich Street Capital Partners from 1997 to 1999. Mr. Kaufman was Director of Corporate Finance with NextWave Telecom, Inc from 1996 to 1997. From 1994 to 1996, Mr. Kaufman was with The Blackstone Group, in the Merchant Banking and Mergers and Acquisitions Departments, and from 1993 to 1994 was with Bear, Stearns & Co. Inc. working primarily in the Mergers & Acquisitions department. Mr. Kaufman is Chairman of the Board of Aeromet Holdings Inc. and a director of Atlantic Express Transportation Group, Burke Industries, Inc., Day International Group, Inc., Dukes Place Holdings Limited, Safety-Kleen Corp., and Worldtex, Inc. Mr. Kaufman graduated from the University of Michigan with a B.B.A. degree and a M.A.C.C. degree.

     James K. Goodwin, Director. Mr. Goodwin has served as a member of our Board of Directors since November 2006. Mr. Goodwin is currently a private investor and consultant. He was the Chief Executive Officer of eWayDirect from 2003 to 2006. From 1995 to 1998, he was the President of North American Consumer Products for Fort James Corporation. From 1993 to 1995, Mr. Goodwin was Executive Vice President for Consumer Products for the James River Corporation. Prior to joining James River, Mr. Goodwin spent 23 years with Procter & Gamble holding numerous executive positions before becoming Vice President Corporate Sales. Mr. Goodwin graduated from Kansas University with a B.S. degree.

     Richard A. McKinnon, Director. Mr. McKinnon is currently a private investor and consultant. He was President and Chief Executive officer of Amadeus North America from 2000 to 2004. Prior to joining Amadeus, Mr. McKinnon held senior executive positions with various companies in the leisure industry. Mr. McKinnon graduated from the United States Military Academy with a B.S. degree and from Emory University School of Law with a J.D. degree.

     Edward A. Mueller, Director. Mr. Mueller has served as a member of our Board of Directors since November 2006. Mr. Mueller was the Chief Executive Officer of Williams-Sonoma, Inc. from January 2003 to July 2006. Prior to joining Williams-Sonoma, Mr. Mueller was the President and Chief Executive Officer of SBC Ameritech, a subsidiary of SBC Communications Inc. Mr. Mueller joined the SBC organization in 1968, and held numerous executive level positions in the company, including President and Chief Executive Officer of Southwestern Bell Telephone, President and Chief Executive Officer of Pacific Bell, and President of SBC International Operations. Mr. Mueller is a director of Williams-Sonoma, Inc., VeriSign, Inc. and The Clorox Company. In addition, he is a director of the Cakebread Winery of Napa Valley. Mr. Mueller received his engineering degree from the University of Missouri, and his MBA from Washington University.

     Number and Terms of Office of Directors

     Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Goodwin and Kaufman, will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of Messrs. Frank and McKinnon, will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Messrs. Eckert and Mueller, will expire at the third annual meeting of stockholders following consummation of this offering.

     These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

     Although all members of the board of directors will be invited and encouraged to attend annual meetings of security holders, the Company does not have a policy with respect to such attendance. We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.

     Executive Officer Compensation

     None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

     Director Independence

     Our board of directors has determined that Messrs. Goodwin, McKinnon and Mueller are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

     Board Committees

     Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

     Audit Committee

     On completion of this offering, our audit committee will consist of Messrs. Goodwin, McKinnon and Mueller with Mr. Mueller serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee is able to read and understand fundamental financial statements, and we consider Mr. Mueller to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

  meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

  appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

  overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

  meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

  reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

  establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

  following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

  reviewing and approving all payments made to our officers, directors and affiliates, including GSC Group, other than the payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P. for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

     Governance and Nominating Committee

     On completion of this offering, our governance and nominating committee will consist of Messrs. Goodwin, McKinnon and Mueller, with Mr. Goodwin serving as chair. The functions of our governance and nominating committee include:

recommending qualified candidates for election to our board of directors;

evaluating and reviewing the performance of existing directors;

making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

     Compensation Committee

     In light of the fact that no officers or directors will receive compensation prior to the Company’s initial business combination, the Company’s board of directors has concluded that a compensation committee is unnecessary.

     Code of Ethics and Committee Charters

     We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

     Conflicts of Interest

     Potential investors should be aware of the following potential conflicts of interest:

  Members of our management team are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

  Although GSCG and Mr. Eckert, our Chairman, have entered into non-compete agreements with us providing that until the earlier of our initial business combination or our liquidation, neither GSC Group nor Mr. Eckert will become affiliated with any other blank check company, the other members of our management team may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

  Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with GSCG which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of GSC Group with an enterprise value of $175 million or more that GSC Group first becomes aware of after the effective date (other than any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies, and companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment), due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

  Since Messrs. Eckert, Frank and Kaufman as well as a substantial number of the 70 investment professionals of GSC Group available to us have an ownership interest in GSC Group and consequently an indirect ownership interest in us, they may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. This ownership interest may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

  Unless we consummate our initial business combination, our officers and directors and GSC Group and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our officers, directors or GSC Group or its affiliates could influence our officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

  Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. Members of our management team have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

     To further minimize potential conflicts of interest, we have agreed not to enter into our initial business combination with any entity in which any of our officers, directors or GSC Group or its affiliates has a financial interest .

PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of April 16, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

  each beneficial owner of more than 5% of our outstanding shares of common stock;

  each of our officers and directors; and

  all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the initial founder’s warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock

Name and Address of Beneficial Owner (1)		Before Offering	After Offering (2)

GSC Secondary Interest Fund, LLC	4,309,375	98.5%	19.7%
Mr. Eckert	–	–	–
Mr. Frank	–	–	–
Mr. Kaufman	–	–	–
Mr. Goodwin	21,875	0.5%	0.1%
Mr. McKinnon	21,875	0.5%	0.1%
Mr. Mueller	21,875	0.5%	0.1%

All executive officers and directors as a group (6 individuals)

(1)	Unless otherwise indicated, the business address of each of the individuals is 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932.
(2)	Assumes the sale of 17,500,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of the underwriters' over-allotment option.

     Upon consummation of our offering, our founding stockholder will own approximately 20% of our issued and outstanding shares of common stock which could permit it to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

     On November 7, 2006, as amended on April       , 2007, our founding stockholder entered into an agreement with us to purchase 4,000,000 warrants at a price of $1.00 per warrant, prior to the consummation of the offering. The $4 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $4 million will be part of the liquidation distribution to our public stockholders, and the initial founder’s warrants will expire worthless. The warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

     GSC Secondary Interest Fund, LLC, a Delaware limited liability company is part of GSC Group and holds various other investments of GSC Group.

     If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the initial founder’s shares will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain their percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

     Transfer Restrictions

     Our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have agreed not to sell or transfer the initial founder’s shares for a period of three years from the date we consummate this offering and not to sell or transfer the initial founder’s warrants until after we complete our initial business combination, except in each case to permitted transferees who agree to be subject to the same transfer restrictions and vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination. We refer to these agreements with our founding stockholder and Messrs. Goodwin, McKinnon and Mueller and their permitted transferees as a “lock-up agreement.”

     The permitted transferees under the lock-up agreements are our officers, directors and employees, and other persons or entities associated with GSC Group.

     During the lock-up period, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have agreed to vote in favor of the initial business combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have waived the right to receive any portion of the liquidation proceeds with respect to the initial founder’s shares. Any permitted transferees to whom the initial founder’s shares are transferred will also agree to waive that right.

     We consider our founding stockholder, Mr. Eckert, Mr. Frank and Mr. Kaufman to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN TRANSACTIONS

     On November 7, 2006, in connection with the formation of our company, our founding stockholder purchased the 4,375,000 initial founder’s shares (after giving effect to the recapitalization) for a purchase price of $25,000 and entered into an agreement with us, as amended on April    , 2007, to purchase 4,000,000 warrants at a price of $1.00 per warrant, prior to the consummation of the offering. A total of 65,625 (after giving effect to the recapitalization) of the 4,375,000 initial founder’s shares were subsequently sold by our founding stockholder to three of our directors, Messrs. Goodwin, McKinnon and Mueller, in private transactions. Pursuant to the terms of the purchase agreements, GSC Secondary Interest Fund, LLC may repurchase the initial founder’s shares owned by Messrs. Goodwin, McKinnon and Mueller in the event of their resignation or removal for cause from the Company’s board of directors . The information above and throughout this prospectus has been adjusted to reflect a recapitalization that was effected on April    , 2007, in which we acquired (for retirement) 1,077,343 of our outstanding shares of common stock from our founding stockholder and a total of 16,407 of our outstanding shares of common stock from Messrs. Goodwin, McKinnon and Mueller, in each case for nominal consideration of $1.00. This recapitalization was effected to ensure that the shares included in the units being sold to the public in this offering represent approximately 80% of our outstanding share capital following consummation of the offering. The initial founder’s shares are identical to the shares included in the units being sold in this offering, except that our founding stockholder and each transferee has agreed (i) in connection with the stockholder vote required to approve our initial business combination, to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders, and (ii) to waive their right to participate in any liquidation distribution with respect to the initial founder’s shares if we fail to consummate our initial business combination. The initial founder’s warrants are identical to those sold in this offering, except that they will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and the shares of common stock issued upon exercise of such initial founder’s warrants by our founding stockholder or its permitted transferees will not be registered under the Securities Act. As set forth below however our founding stockholder and its permitted transferees will have the right to demand registration of the resale of such shares. The founder’s securities are subject to transfer restrictions, as described under “Principal Stockholders—Transfer Restrictions” above.

     We will also enter into an agreement with holders of the initial founder’s shares, the initial founder’s warrants and the shares of common stock underlying the initial founder’s warrants granting them the right to demand that we register the resale, of the initial founder’s shares, the initial founder’s warrants and the shares of common stock underlying the initial founder’s warrants, with respect to the initial founder’s shares, at any time after the date on which they are no longer subject to transfer restrictions, and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities—Securities Eligible for Future Sale—Registration Rights” for additional information.

     As of April 16, 2007, GSCP (NJ) Holdings, L.P., had advanced on our behalf a total of $102,867, which amount was used to pay a portion of the expenses of this offering and our organization. These advances are non-interest bearing and unsecured and are due at the earlier of December 31, 2007, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust. These advances are made by GSCP (NJ) Holdings, L.P. because it regularly advances funds to our founding stockholder in connection with its cash requirements. GSCP (NJ) Holdings, L.P. is the sole owner and sole member of our founding stockholder.

     On completion of this offering, we have agreed to pay GSCP (NJ) Holdings, L.P., an affiliate of our founding stockholder a monthly fee of $7,500 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

     We will reimburse our officers, directors and affiliates, including GSC Group and its employees, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $2.5 million on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our officers, directors and affiliates, including GSC Group, other than the payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P. for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.5 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

     Although GSCG and Mr. Eckert, our Chairman, have entered into non-compete agreements with us providing that until the earlier of our initial business combination or our liquidation, neither GSCG nor Mr. Eckert will become affiliated with any other blank check company, the other members of our management team may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct. Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with GSCG which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of GSC Group with an enterprise value of $175 million or more that GSC Group first becomes aware of after the effective date (other than any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies, and companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment), due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management team’s other affiliations and the potential conflicts that you should be aware of, see the sections entitled “Management—Directors and Executive Officers.”

     Other than reimbursable out-of-pocket expenses payable to our officers and directors and GSC and an aggregate of $7,500 per month paid to GSCP (NJ) Holdings, L.P. for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our officers or directors or their affiliates.

DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, of which 21,875,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

     Units

     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

     In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

     Common Stock

     General

     As of the date of this prospectus, there were 4,375,000 shares of our common stock outstanding, held by our founding stockholder and three of our directors, Messrs. Goodwin, McKinnon and Mueller. See “Initial Founder’s Shares” below. On closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 21,875,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

     Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

     In connection with the vote required for our initial business combination, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have agreed to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our founding stockholder and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder nor any of our officers and directors will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder and our officers and directors may vote all of their shares, whenever acquired, as they see fit.

     We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning up to 20% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

     If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will be paid only from funds held outside of the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have waived their rights to participate in any liquidation distribution with respect to the initial founder’s shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

     The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

     Initial Founder’s Shares

     On November 7, 2006 (after giving effect to the recapitalization) our founding stockholder purchased 4,375,000 shares of our common stock for $25,000 in connection with the formation of our company. A total of 65,625 of the 4,375,000 initial founder’s shares (after giving effect to the recapitalization) were subsequently sold by our founding stockholder to three of our directors, Messrs. Goodwin, McKinnon and Mueller, in private transactions. These initial founder’s shares are identical to the shares included in the units being sold in this offering, except that our founding stockholder and each transferee has agreed (i) in connection with the stockholder vote required to approve our initial business combination, to vote the initial founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders, and (ii) to waive its right to participate in any liquidation distribution with respect to the initial founder’s shares if we fail to consummate a business combination.

     Our founding stockholder and each transferee has agreed that it will not sell or transfer the initial founder’s shares for three years from the date we consummate this offering, other than to permitted transferees who agree to be subject to these transfer restrictions to waive their rights to participate in a liquidation if we do not consummate our initial business combination and to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination. In addition, the initial founder’s shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

     Preferred stock

     Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

     Warrants

     Public Stockholders’ Warrants

     Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment, as discussed below, at any time commencing on the later of:

  the completion of our initial business combination; or

  thirteen months from the closing of this offering,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

     The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

     Once the warrants become exercisable, we may call the warrants for redemption:

  in whole and not in part,

  at a price of $.01 per warrant,

  upon not less than 30 days’ prior written notice of redemption to each warrant holder, and if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

     We have established the above conditions to our exercise of redemption rights with the intent of:

  providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

  providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

     If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

     The warrants will be issued in registered form under the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Under the warrant agreement, we have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed. However, we cannot assure you that we will be able to register such common stock or maintain a current prospectus relating to the common stock. The market for the warrants may be limited and the warrants may have no value if the warrants cannot be exercised because we do not have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

     Initial Founder’s Warrants

     The initial founder’s warrants are identical to those being issued in this offering, except that the initial founder’s warrants will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and the shares of common stock issued upon exercise of such initial founder’s warrants by our founding stockholder or its permitted transferees will not be registered under the Securities Act. As set forth below however our founding stockholder and its permitted transferees will have the right to demand registration of the resale of such shares.

     Although the shares of common stock issuable pursuant to the initial founder’s warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder and its permitted transferees, our warrant agreement provides that the initial founder’s warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

     Our founding stockholder has agreed that it will not sell or transfer the initial founder’s warrants until after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See “Principal Stockholders—Transfer Restrictions.” In addition, commencing on the date on which they become exercisable, the initial founder’s warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

     Dividends

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

     Our Transfer Agent and Warrant Agent

     The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

     Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and ByLaws

     Staggered board of directors

     Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

     Special meeting of stockholders

     Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

     Advance notice requirements for stockholder proposals and director nominations

     Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

     Authorized but unissued shares

     Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

     Limitation on Liability and Indemnification of Directors and Officers

     Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

     We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

     These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Securities Eligible for Future Sale

     Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 21,875,000 shares of common stock outstanding. Of these shares, the 17,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,375,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

     Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  1% of the total number of shares of common stock then outstanding, which will equal 218,750 shares immediately after this offering; or

  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and based on the availability of current public information about us.

     Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     SEC position on Rule 144 sales

     The SEC has taken the position that promoters or affiliates of a blank check company and its transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

     Registration rights

     Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder and Messrs. Goodwin, McKinnon and Mueller granting them the right to demand that we register the resale of the initial founder’s shares. Also concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder granting it the right to demand that we register the resale of the initial founder’s warrants and the shares of common stock issuable upon exercise of the initial founder’s warrants. The registration rights are exercisable with respect to the shares at any time after the date on which these securities are no longer subject to the relevant lock-up agreement, and with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, our founding stockholder and Messrs. Goodwin, McKinnon and Mueller have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the initial founder’s shares are no longer subject to the lock-up agreement. With respect to the initial founder’s warrants and the underlying shares of common stock, our founding stockholder has certain “piggy-back” registration rights on registration statements filed after the warrants become exercisable by their terms. Permitted transferees will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

     Listing

     We intend to apply to have our units listed on the American Stock Exchange under the symbol “GGA.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “GGA” and “GGA.WS,” respectively.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

     The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

     This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

  certain financial institutions;

  insurance companies;

  dealers and traders in securities or foreign currencies;

  persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  persons liable for the alternative minimum tax; and

  tax-exempt organizations.

     The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

     If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

     WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

     Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

     U.S. Holders

     This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

     Dividends and Distributions

     As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “—Sale or Other Disposition or Conversion of Common Stock” below.

     It is unclear whether the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

     Sale or Other Disposition or Conversion of Common Stock

     Gain or loss you realize on the sale or other disposition of our common stock (other than conversion but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

     If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business—Effecting a Business Combination—Conversion rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

     Sale or Other Disposition, Exercise or Expiration of Warrants

     Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

     In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

     If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

     Constructive Dividends on Warrants

     As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

     Non-U.S. Holders

     This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder. A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

     Dividends and Distributions

     As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in the last paragraph of “U.S. Holders—Constructive Dividends on Warrants” above), those dividends will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

     Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

     Sale or Other Disposition of Securities

     You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities unless:

  the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

  we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and (assuming our stock is “regularly traded” within the meaning of the applicable Treasury regulations) (i) you sell or dispose of common stock and you hold or have held, actually or constructively, more than 5% of our common stock at any time during the five-year period ending on the date of such sale or disposition or (ii) you sell or dispose of warrants, our warrants are also “regularly traded” and you hold or have held, actually or constructively, more than 5% of our warrants at any time during the five-year period ending on the date of such sale or disposition.

Because the determination of whether we are a United States real property holding corporation is based on the composition of our assets from time to time (including the nature of any assets acquired in any business combination), we can provide no assurance that we will not become a United States real property holding corporation.

     Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

     Estate Tax

     Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

     Information Reporting and Backup Withholding

     Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

     If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

     Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units

Citigroup Global Markets Inc.

Total	17,500,000

     The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

     The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $      per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $      per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

     We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,625,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

     We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup, offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exchangeable for our common stock. Citigroup in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

     The 180-day lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

     In addition, our founding stockholder has agreed to certain transfer restrictions affecting its warrants and shares as further described in “Principal Stockholders—Transfer Restrictions.”

     In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

     Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

     For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

     The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

     This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

     Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the units to the public in France.

     Such offers, sales and distributions will be made in France only to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or to investment services providers authorized to engage in portfolio management on behalf of third parties or in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

     The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

     Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

     We intend to apply to have the units listed on the American Stock Exchange under the symbol “GGA.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “GGA” and “GGA.WS,” respectively.

     The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

Paid by GSC Acquisition Company

	No Exercise	Full Exercise

Per Unit
Total

     The amounts paid by us in the table above include $3.5 million in deferred underwriting discounts and commissions (or $4.025 million if the over-allotment option is exercised in full), an amount equal to 2.0% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

     In connection with the offering, Citigroup, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

     The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

     The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

     A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by Davis Polk & Wardwell, New York, New York. In connection with this offering, Bingham McCutchen LLP is acting as counsel to the underwriters.

EXPERTS

     The financial statements of GSC Acquisition Company, a corporation in the development stage, as of December 31, 2006, and for the period from October 26, 2006 (inception) through December 31, 2006, have been included herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Ernst & Young LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

     Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

GSC Acquisition Company

Report of Independent Registered Public Accounting Firm

To the Board of Directors of GSC Acquisition Company:

We have audited the accompanying balance sheet of GSC Acquisition Company (the “Company”) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from October 26, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We are not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GSC Acquisition Company at December 31, 2006, and the results of its operations, changes in its stockholders’ equity and its cash flows for the period from October 26, 2006 (inception) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

March 13, 2007

New York, New York

GSC ACQUISITION COMPANY
(a development stage company)

BALANCE SHEET
December 31, 2006

ASSETS
Cash	$24,918
Deferred offering costs	190,122

Total assets	$215,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued expenses	$105,000
Accrued offering costs	147,963
Due to Affiliate	75,496

Total liabilities	328,459

Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or
outstanding	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 5,468,750 shares
issued and outstanding	5,469
Additional paid-in capital	19,531
Accumulated deficit	(138,419)

Total stockholders’ equity	(113,419)

Total liabilities and stockholders’ equity	$215,040

See accompanying notes.

GSC ACQUISITION COMPANY
(a development stage company)

STATEMENT OF OPERATIONS
For the period from October 26, 2006 (date of inception) to December 31, 2006

Organization costs	$75,000
Professional fees	63,333
Miscellaneous expenses	86

Net loss	$138,419

Weighted average number of common shares outstanding, basic and diluted	5,468,750
Net loss per common share, basic and diluted	$0.03

See accompanying notes.

GSC ACQUISITION COMPANY
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from October 26, 2006 (date of inception) to December 31, 2006

			Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Common Stock
	Shares	Amount

Common shares issued	5,468,750	$5,469	$19,531	$-	$25,000
Net loss				(138,419)	(138,419)

Balances at December 31, 2006	5,468,750	$5,469	$19,531	$(138,419)	$(113,419)

See accompanying notes.

GSC ACQUISITION COMPANY
(a development stage company)

STATEMENT OF CASH FLOWS
For the Period from October 26, 2006 (date of inception) to December 31, 2006

Cash flows from operating activities
Net loss	$(138,419)
Adjustments top reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Deferred offering costs	(190,122)
Accrued expenses	105,000
Accrued offering costs	147,963
Due to Affiliate	75,496

Net cash used in operating activities	(82)

Cash flows from financing activities
Proceeds from the issuance of stock	25,000

Net cash provided by financing activities	25,000

Net increase in cash	24,918
Cash, beginning of period	—

Cash, end of period	$24,918

See accompanying notes.

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

     GSC Acquisition Company (the “Company”) was incorporated in Delaware on October 26, 2006 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more currently unidentified businesses or assets.

     At December 31, 2006, the Company had not commenced any operations nor generated any revenues. The Company’s only activities since inception have been organizational activities and those necessary to prepare for the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering. All activity through December 31, 2006 relates to the formation of the Company and the preparation for the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

     The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more business or asset that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3.5 million or $4.025 million if the over-allotment option is exercised in full) described below and a “Business Combination” shall mean the acquisition by the Company of such Target Business.

     The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in the United States and Europe that may provide significant opportunities for growth.

     Upon closing of the Proposed Offering, proceeds of this offering and the sale of the founder’s warrants, in an amount equal to 96.6% of the gross proceeds of this offering, will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include $3.5 million of the underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account minus $0.5 million will be used to pay expenses incurred with the Proposed Offering. The $0.5 million as well as the interest income of up to $2.5 million earned on the trust account balance that may be released to the Company (as described below) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such interest income.

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements — (Continued)

     The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, the Company’s first stockholder (the “Founding Stockholder”) and Messrs. Goodwin, McKinnon and Mueller have agreed to vote the shares of common stock they owned immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning up to 20% of the shares (minus one share) sold in the Proposed Offering vote against the business combination and exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Proposed Offering, the Company may combine with another Target Business meeting the fair market value criterion described above.

     If a Business Combination is approved and completed, Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their pro rata portion of the trust account, net of income taxes payable thereon, and net of any interest income of up to $2.5 million on the balance of the trust account previously released to the Company to fund its working capital requirements. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

     The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $2.5 million on the balance of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not effect a Business Combination within 24 months from the date of the final prospectus relating to the Proposed Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements — (Continued)

Deferred offering costs:

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

Organization costs:

Organization costs consist principally of professional fees incurred in connection with the organization of the Company and have been expensed as incurred.

Note 3 — Proposed Public Offering

     The Proposed Offering calls for the Company to offer for public sale 21,875,000 units (“Units”) at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock, subject to adjustment, at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or 13 months from the closing date of the Proposed Offering and expiring four years from the date of the prospectus, unless earlier redeemed. Holders of the Warrants must pay the exercise price in full upon exercise of the Warrants. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. The terms of the Warrants include, among other things, that (i) in no event will a Warrant holder be entitled to receive a net cash settlement of the Warrant, and (ii) the Warrants may expire unexercised and worthless if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the Warrant, and as a result purchasers of our Units will have paid the full Unit purchase price solely for the share of common stock included in each Unit.

Note 4 — Related Party Transactions

     On November 7, 2006, the Founding Stockholder purchased 5,468,750 shares of the Company’s common stock (“Initial Founding Shares”) for an aggregate purchase of $25,000. Subsequent to the purchase of the Initial Founder’s Shares, our Founding Stockholder sold an aggregate of 82,032 of the initial founder’s shares to three of our directors. The Initial Founding Shares are identical to those included in the Units being sold in the Proposed Offering, except that our Founding Stockholder and each transferee has agreed 1) that in connection with the stockholder vote required to approve the Company’s initial Business Combination, to vote the Initial Founding Shares in accordance with a majority of the shares of common stock voted by the Public Stockholders and 2) to waive its right to participate in any liquidation distribution with respect to the Initial Founding Shares if a Business Combination is not consummated 24 months after the closing of the Proposed Offering.

     On November 7, 2006, the Founding Stockholder entered into a binding agreement to purchase an aggregate of 4,000,000 Warrants at a price of $1.00 per Warrant from the Company. The Warrants are identical to the Warrants being sold in the Proposed Offering except that they are not redeemable while held by the Founding Stockholder or its permitted transferees and the shares of common stock issued upon exercise of such Warrants by the Founding Stockholder or its permitted transferees will not be registered under the Securities Act but will be subject to certain resale registration rights. The Founding Stockholder has further agreed that it will not sell or transfer these Warrants until completion of a Business Combination, except in certain limited circumstances.

     The Company has agreed to pay to GSCP (NJ) Holdings, L.P., an affiliate of the Founding Stockholder, a total of $7,500 per month for office space and general and administrative services. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

Note 5 — Preferred Stock

     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 6 — Recent Accounting Pronouncements

     On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, management is evaluating the implications of FIN 48 and its impact on the financial statements has not yet been determined.

     On September 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“FAS 157”). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of FAS 157 is required for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. At this time, management is evaluating the implications of FAS 157 and its impact on the financial statements has not yet been determined.

$175,000,000

GSC Acquisition Company

17,500,000 Units

PROSPECTUS

             , 2007

Citi

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

     References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to GSC Acquisition Company.

     Item 13. Other Expenses Of Issuance And Distribution

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers Inc. filing fee and the initial trustee’s fee.

SEC registration fee	$21,534
NASD filing fee	20,625
American Stock Exchange application and listing fees	70,000
Trustee’s fee	3,000
Warrant agent fee and closing costs (1)	6,000
Accounting fees and expenses	51,720
Legal fees and expenses	400,000
Printing and engraving expenses	60,000
Miscellaneous	67,121

Total	$700,000

(1)	In addition to the fees that are charged by American Stock Transfer & Trust Company as trustee and warrant agent, the Registrant will be required to pay to American Stock Transfer & Trust Company aggregate annual fees of $9,000 for acting as transfer agent of the Registrant’s securities.

     Item 14. Indemnification of Directors and Officers

     As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  any breach of the director’s duty of loyalty to us or our stockholders;

  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

  any transaction from which the director derived an improper personal benefit.

     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

     As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

  we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

  the rights provided in our bylaws are not exclusive.

     Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

     We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

     Item 15. Recent Sales of Unregistered Securities

     On November 7, 2006, our founding stockholder purchased 4,375,000 shares of our common stock for a purchase price of $25,000 (after giving effect to the recapitalization).

     On November 7, 2006, our founding stockholder entered into an agreement with us, as amended on April      , 2007, to purchase 4,000,000 warrants at a price of $1.00 per warrant. Our founding stockholder is obligated to purchase such warrants from us prior to the consummation of the offering.

     The sales of the securities to our founding stockholder were or will be deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

     In December of 2006 a total of 65,625 (after giving effect to the recapitalization) of the 4,375,000 initial founder’s shares were subsequently sold by our founding stockholder to three of our directors, Messrs. Goodwin, McKinnon and Mueller, after appointment of such directors, in reliance on exemptions pursuant to Section 4(1) of the Securities Act. The sales by our founding stockholder were private sales to our outside directors, who are sophisticated buyers. There were no sales to any other individuals and there was no general solicitation. Our founding stockholder is neither the issuer nor a dealer. In an effort to ensure that the sales were made in private transactions, the purchase agreements imposed transfer restrictions on the securities, and the buyers provided written representations that indicated they were acquiring the securities for their own account for investment and not with a view towards, or for resale in connection with, any public sale or distribution. Appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

     Item 16. Exhibits and Financial Statement Schedules.

     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.		Description

1.1		Form of Underwriting Agreement
3.1	**	Certificate of Incorporation
3.2		Form of Bylaws
3.3		Form of Amended and Restated Certificate of Incorporation
4.1		Specimen Unit Certificate
4.2		Specimen Common Stock Certificate
4.3	**	Form of Warrant Agreement between the Registrant and American Stock Transfer
& Trust Company
4.4	**	Form of Warrant Certificate
5.1	*	Opinion of Davis Polk & Wardwell
10.1	*	Form of Letter Agreement between the Registrant and GSC Secondary Interest
Fund, LLC
10.2		Form of Letter Agreement between the Registrant and each of the directors and executive officers of the Registrant
10.3	**	Initial Founder’s Securities Purchase Agreement, dated as of November 7, 2006, between the Registrant and GSC Secondary Interest Fund, LLC
10.4		Form of Registration Rights Agreement among the Registrant and American Stock
Transfer & Trust Company
10.5		Form of Indemnity Agreement between the Registrant and each of its directors and executive officers
10.6	*	Form of Investment Management Trust Agreement by and between the Registrant and American Stock Transfer & Trust Company
10.7	**	Form of Right of First Review Agreement between the Registrant and GSC Group,
Inc.
10.8	**	Initial Founder’s Securities Purchase Agreement, dated as of December 12, 2006, between the Registrant, GSC Secondary Interest Fund, LLC, James K. Goodwin
and Edward A. Mueller
10.9	**	Initial Founder’s Securities Purchase Agreement, dated as of December 21, 2006, between the Registrant, GSC Secondary Interest Fund, LLC and Richard A.
McKinnon
10.10	*	Repurchase Agreement and Amendment to Initial Founder’s Securities Purchase
Agreement, dated as of April , 2007, between the Registrant and GSC
Secondary Interest Fund, LLC
10.11	*	Repurchase Agreement, dated as of April , 2007, between the Registrant,
James K. Goodwin, Richard A. McKinnon and Edward A. Mueller
14		Form of Code of Conduct and Ethics
23.1		Consent of Ernst & Young LLP
23.2	*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	**	Powers of Attorney
99.1		Form of Charter of Audit Committee
99.2		Form of Charter of Governance and Nominating Committee

*To be filed by amendment.
**Previously filed.

     (b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings.

     (a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of April, 2007.

GSC Acquisition Company

By:	/s/ Peter R. Frank

Peter R. Frank
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*

Alfred C. Eckert III	Chairman	April 16, 2007

/s/ Peter R. Frank

Peter R. Frank	Chief Executive Officer and Director	April 16, 2007
(Principal Executive Officer and Principal
Accounting and Financial Officer)

*

Matthew C. Kaufman	President and Director	April 16, 2007

*

James K. Goodwin	Director	April 16, 2007

*

Richard A. McKinnon	Director	April 16, 2007

*

Edward A. Mueller	Director	April 16, 2007

*	/s/ Peter R. Frank
Attorney-in-fact